Exhibit 99.1

EXECUTION COPY

CREDIT AGREEMENT

Dated as of February 8, 2006

among

CBEYOND COMMUNICATIONS, LLC,

as Borrower,

BANK OF AMERICA, N.A.,

as Administrative Agent and Lender,

and

The Other Lenders Party Hereto

i

5.14 Margin Regulations; Use of Proceeds; Investment Company Act; Public Utility Holding Company Act	36
5.15 Disclosure	36
5.16 Compliance with Laws	36
5.17 Intellectual Property; Licenses, Etc.; Operation of Business	36
5.18 Rights in Collateral; Priority of Liens	36
5.19 Leases	37
5.20 Debt	37
5.21 Solvent Financial Condition	37
5.22 Other Agreements	37
5.23 No Defaults on Outstanding Judgments or Orders	37
5.24 Labor Disputes; Acts of God	37

ARTICLE VI. AFFIRMATIVE COVENANTS	37
6.01 Financial Statements	37
6.02 Certificates; Other Information	38
6.03 Notices	39
6.04 Payment of Obligations	39
6.05 Preservation of Existence, Etc	40
6.06 Maintenance of Properties	40
6.07 Maintenance of Insurance	40
6.08 Compliance with Laws	40
6.09 Books and Records	40
6.10 Inspection Rights	40
6.11 Use of Proceeds	40
6.12 Financial Covenants.	41
6.13 Additional Guarantors	41
6.14 Collateral Records	41
6.15 Security Interests	41
6.16 Security	42
6.17 ERISA Compliance	42

ARTICLE VII. NEGATIVE COVENANTS	42
7.01 Liens	42
7.02 Investments	43
7.03 Indebtedness	43
7.04 Fundamental Changes	44
7.05 Dispositions	45
7.06 Restricted Payments	45
7.07 Change in Nature of Business	46
7.08 Transactions with Affiliates	46
7.09 Burdensome Agreements	46
7.10 Sale and Leaseback	46
7.11 Margin Securities	46
7.12 Partnerships or Joint Ventures	46
7.13 Business Locations; Name Change; Change in Fiscal Year	47
7.14 Tax Consolidation	47

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES	47
8.01 Events of Default	47
8.02 Remedies Upon Event of Default	48
8.03 Application of Funds	49

ARTICLE IX. ADMINISTRATIVE AGENT	49
9.01 Appointment and Authorization of Administrative Agent	49

ii

9.02 Rights as a Lender	49
9.03 Exculpatory Provisions	50
9.04 Reliance by Administrative Agent	50
9.05 Delegation of Duties	50
9.06 Resignation of Agent	50
9.07 Non-Reliance on Agent and Other Lenders	51
9.08 No Other Duties, Etc	51
9.09 Administrative Agent May File Proofs of Claim	51
9.10 Guaranty Matters	52
9.11 Collateral Matters	52

ARTICLE X. MISCELLANEOUS	53
10.01 Amendments, Etc	53
10.02 Notices; Effectiveness; Electronic Communications	54
10.03 No Waiver; Cumulative Remedies	55
10.04 Expenses; Indemnity; Damage Waiver	55
10.05 Payments Set Aside	56
10.06 Successors and Assigns	57
10.07 Treatment of Certain Information; Confidentiality	59
10.08 Right of Setoff	59
10.09 Interest Rate Limitation	60
10.10 Counterparts; Integration; Effectiveness	60
10.11 Survival of Representations and Warranties	60
10.12 Severability	60
10.13 Governing Law; Jurisdiction; Etc	60
10.14 Waiver of Right to Trial by Jury	61
10.15 USA PATRIOT Act Notice	61
10.16 Time of the Essence	61
10.17 Reproduction of Documents	61
10.18 Headings	61

SCHEDULES

1	Certain Parent Shareholders
2.01	Commitments and Applicable Percentages
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
5.19	Leases
5.26	Labor Disputes; Acts of God
7.01	Existing Liens
7.03	Existing Indebtedness
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Assignment and Assumption
B	Committed Loan Notice
C	Compliance Certificate
D	Note
E	Security Agreement
F	Guaranty
G	Pledge Agreement

iii

CREDIT AGREEMENT

CREDIT AGREEMENT (this “Agreement”) is entered into as of February 8, 2006, among CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company (“Borrower”), each of the other Loan Parties signatory hereto, each lender from time to time party hereto (collectively, “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent and Lender.

In consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means the purchase or acquisition by any Person of (a) more than fifty percent (50%) of the Equity Interests with ordinary voting power of another Person or (b) all or any substantial portion of the assets of another Person, whether or not involving a merger or consolidation with such Person.

“Adjusted EBITDA” means Net Income, less income or plus losses from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization, but excluding stock-based compensation expenses, write-off of public offering costs, gains or losses on asset dispositions and other non-operating income or expenses.

“Administrative Agent” or “Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Agent may from time to time notify Borrower and Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by Agent.

“Affiliate” means a Person (other than a Subsidiary) (i) which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, Borrower; (ii) which beneficially owns or holds ten percent (10%) or more of the Equity Interests of Borrower; or (iii) ten percent (10%) or more of the Equity Interests of which is beneficially owned or held by Borrower or a Subsidiary of Borrower.

“Aggregate Commitments” means the Commitments of all Lenders in an aggregate principal amount of up to Twenty-Five Million Dollars ($25,000,000).

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” shall be the rate per annum set forth in the table below opposite the Usage Amount, determined and adjusted on the date of any increase or decrease in the usage of the Aggregate Commitments. Any adjustment in the Applicable Rate shall be applicable to all outstanding Obligations.

Usage Amount	Eurodollar Rate	Base Rate
Zero to $8,333,333.32	2.25%	0.75%
$8,333,333.33 to $16,666,666.65	2.50%	1.00%
$16,666,666.66 to $25,000,000	2.75%	1.25%

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by Agent, in substantially the form of Exhibit A or any other form approved by Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of Parent and its Subsidiaries for the fiscal year ended December 31, 2004 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of Parent and its Subsidiaries, including the notes thereto.

“Available Commitment” means, on any date of determination thereof, the difference of (a) the Aggregate Commitments in effect on such date minus (b) the aggregate principal amount of all Loans and L/C Obligations outstanding under this Agreement on such date.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and (c) the date of termination of the commitment of each Lender to make Loans and the obligations of the L/C Issuer to make L/C Credit Extension pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Capital Lease” means any lease of property which in accordance with GAAP would be capitalized on the lessee’s balance sheet or for which the amount of the asset or liability thereunder, if so capitalized, should be disclosed in a note to such balance sheet.

“Capitalized Lease Obligation” means any Indebtedness represented by obligations under a Capital Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means (a) any Person (or group of Persons) that, as of the date of this Agreement, is not a shareholder of Parent listed on Schedule 1 hereto (or any Person or group of Persons that, as of the date of this Agreement, are Affiliates of such shareholders) and becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended) directly or indirectly, of a percentage of the voting ownership interests of the Parent greater than thirty-five (35%) percent, (b) any Person (or group of Persons) listed on Schedule 1 hereto (or any Person or group of Persons that, as of the date of this Agreement, are Affiliates of such shareholders) becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended) directly or indirectly, of a percentage of the voting ownership interests of the Parent greater than eighty (80%) percent, (c) the failure of Parent to own, beneficially and of record, or otherwise exercise Control of, one hundred percent (100%) of Borrower, or (c) the failure of Borrower to own, beneficially and of record, ninety-five percent (95%) of the voting ownership interests, or otherwise exercise Control of, each of its Subsidiaries.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means any and all assets and rights and interests in or to property of Borrower and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.

“Collateral Documents” means all agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement pursuant to which Liens are granted or purported to be granted to Agent in Collateral securing all or part of the Obligations each in form and substance reasonably satisfactory to Agent.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Contingent Liabilities” means, as to any Person, any (i) guarantees of the Indebtedness of such Person other than consolidated Subsidiaries of such Person, or (ii) other contingent liabilities which, in accordance with GAAP, would be required to be disclosed on such Person’s financial statements.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Committed Borrowing and (b) a L/C Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than L/C Fees an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to L/C Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Committed Loans or participations in L/C Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; and (c) any other Person (other than a natural person) approved by (i) Agent and the L/C Issuer, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include Borrower or any of Borrower’s Affiliates or Subsidiaries.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, the shares of capital stock of (or other ownership or profit interests in) such Person, the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974 as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.

“Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Reserve Percentage

Where,

“Eurodollar Base Rate” means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) shall be the rate per annum determined by Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest

Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated) by the United States and taxes that are imposed on its overall net income or its overall gross receipts, and franchise taxes imposed on it (in lieu of net income taxes), by the state or foreign jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.

“Forfeiture Law” means any state or federal law, rule or regulation under which any property of a Person may be seized by a governmental agency or title thereto forfeited by reason of such Person’s commission of a crime, including, without limitation, The Controlled Substances Act, Motor Vehicle Theft Law Enforcement Act of 1984, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Funded Debt” means, for Parent and its Subsidiaries on a consolidated basis, all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term liabilities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“GAAP Interest Expense” means, for any period, all interest expense of Parent and its Subsidiaries on a consolidated basis during such period calculated in accordance with GAAP.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term Guarantee shall include any Guaranties executed and delivered by a Guarantor in connection with the Obligations hereunder, in each case, in form and substance reasonably satisfactory to Agent. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means, collectively, (a) Parent; and (b) all present and future subsidiaries of the Borrower, that may hereafter guarantee payment or performance of the whole or any part of the Obligations hereunder.

“Guaranty” means the Guaranty made by each Guarantor in favor of Agent for the benefit of the Lenders, substantially in the form of Exhibit F.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds one month, the respective dates that fall on each monthly anniversary after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan the last Business Day of each calendar month and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by Borrower and consented to by all Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, Parent’s or any of its Subsidiaries’ internal controls over financial reporting, in each case as described in the Securities Laws, and which events, individually or in the aggregate, could reasonably be expected to result in an adverse financial reporting disparity or restatement, or damages, obligations, losses, costs, expenses or other liabilities in an amount greater than $5,000,000.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

“L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Expiration Date” means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Fee” has the meaning specified in Section 2.03(i).

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means an amount equal to Ten Million Dollars ($10,000,000). The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Agent.

“Letter of Credit” means any standby or commercial letter of credit issued hereunder.

“Leverage Ratio” means, as of the end of any fiscal quarter, the ratio of (a) Funded Debt on such date to (b) Adjusted EBITDA of the Parent and its Subsidiaries on a consolidated basis for the most recently completed four (4) fiscal quarter period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to Borrower under Article II in the form of a Committed Loan.

“Loan Documents” means this Agreement, each Issuer Document, each Collateral Document and the Guaranties.

“Loan Parties” means, collectively, Borrower and each Person (other than Agent, the L/C Issuer or any Lender) executing a Loan Document including, without limitation, each Guarantor and each Person executing a Collateral Document.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of (i) Parent and its Subsidiaries taken as a whole, or (ii) Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Agreements” means any agreement to which any Loan Party is a party (other than the Loan Documents) (a) pursuant to which the Loan Parties could reasonably expect to (i) recognize aggregate annual future revenues in excess of five percent (5%) of the aggregate annual revenues of the Loan Parties for the preceding fiscal year, or (ii) incur aggregate annual future expenses in excess of five percent (5%) of the aggregate annual revenues of the Loan Parties for the preceding fiscal year, or (b) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means with respect to all Obligations, February 8, 2011 or such earlier date as payment of the remaining outstanding principal amount of the Loans or of all remaining and outstanding Obligations shall be due (whether by acceleration or otherwise).

“Money Borrowed” as applied to Indebtedness, means: (i) Indebtedness for borrowed money; (ii) Indebtedness, whether or not in any such case the same was for borrowed money, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) Indebtedness under any agreement or obligation to reimburse the issuer of any letter of credit for Money Borrowed under clauses (i) through (iii) hereof for amounts paid by the issuer on account of such letter of credit; and (v) Indebtedness under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” means, for any Person and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit D.

“Obligations” means all advances to, and Indebtedness, liabilities, obligations (including obligations under any Swap Contract of Borrower to which a Lender or its Affiliate is a party), covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means, on any date, (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Parent” means Cbeyond Communications, Inc., a Delaware corporation and the sole member of the Borrower.

“Participant” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions or obligations under ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any Acquisition that satisfies the following conditions, each in form and substance reasonably satisfactory to the Agent:

(a) the aggregate consideration (including Indebtedness assumed) of such Acquisition, together with all other Acquisitions, shall not exceed $5,000,000 in any fiscal year, and $25,000,000 during the term hereof;

(b) for all Acquisitions during any period:

(i) in the case of an Acquisition of Equity Interests, (A) the board of directors (or other comparable governing body) of such other Person(s) shall have approved the Acquisition, and (B) such other Person(s) shall not have incurred negative Adjusted EBITDA for the trailing twelve-month period preceding the date of such Acquisition; and

(ii) (A) no Default or Event of Default shall exist and be continuing immediately before or immediately after giving effect thereto, (B) the Parent and its Subsidiaries shall be in compliance with the financial covenants hereunder after giving effect to the Acquisition (and the assumption of any Indebtedness in connection therewith) on a pro forma basis, and (C) at least twenty (20) Business Days prior to the consummation of such Acquisition, a Responsible Officer of the Parent shall provide a compliance certificate, in form and substance satisfactory to the Agent, affirming compliance with each of the items set forth in clauses (A) through (C) hereof (as applicable).

“Permitted Investment” means any investment in the following:

(i) Property to be used in the ordinary course of business;

(ii) direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

(iii) time deposits, demand deposits and certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $500,000,000.00;

(iv) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof;

(v) marketable, direct obligations of state and municipal governments located within the United States of America given the highest rating by a national credit rating agency and maturing not more than one year from the date of purchase;

(vi) taxable and municipal auction rate securities with an auction cycle of less than or equal to thirty-five (35) days and given the highest rating by a national credit rating agency, which securities may be freely sold back to the seller or sellers of such securities within thirty-five (35) days of the date of purchase; and

(vii) shares of any open-end investment company registered under the Investment Company Act of 1940, that invests substantially all of its funds in the items described in clauses (i) through (vi) above and which meets the requirements set forth in Rule 2a-7, Money Market Funds, under such Act, made available by any Lender or its Affiliates.

“Permitted Lien” means any Lien permitted under Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreements” means the Pledge Agreements from each of the Loan Parties in favor of Agent, for its own benefit and the benefit of the Lenders, substantially in the form of Exhibit G attached hereto.

“Prohibited Transaction” means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended.

“Purchase Money Indebtedness” means and includes: (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets for use in Borrower’s operations; (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 30 days prior to or after the acquisition of any fixed assets for use in Borrower’s operations for the purpose of financing all or any part of the purchase price thereof; and (iii) any renewals, extensions or refinancings thereof, so long as there are no increases in the principal amounts thereof outstanding at the time.

“Purchase Money Lien” means a Lien upon fixed assets for use in Borrower’s operations, which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets for use in Borrower’s operations, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means, (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a L/C Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means any investment in cash or by delivery of property to any Person, whether acquiring stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any property, except a Permitted Investment.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security” shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

“Security Agreements” means the Security Agreements from each of the Loan Parties in favor of Agent, for its own benefit and the benefit of the Lenders, substantially in the form of Exhibit E attached hereto.

“Solvent” means, as to any Person, such Person: (i) owns property the fair value of which is greater than the amount required to pay all of such Person’s Indebtedness (including Contingent Liabilities which, in accordance with GAAP, would be required to be shown as liabilities or reserves on Borrower’s balance sheet); (ii) owns property the then present fair salable value of which is greater than the amount that will be required to pay the probable liability of such Person on its existing Indebtedness as such becomes absolute and matured; (iii) is able to pay all of its Indebtedness as such Indebtedness matures in the normal course of business; and (iv) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital.

“Subordinated Debt” means unsecured Indebtedness, on terms and conditions reasonably satisfactory to the Agent and the Required Lenders, issued by Parent in a principal amount not to exceed $200,000,000 complying with each of the following requirements: (i) Parent and Borrower shall, in a certificate provided on or immediately prior to the date of the receipt of proceeds of any such unsecured Indebtedness, demonstrate its pro forma compliance with the applicable financial covenants set forth herein (after giving effect to the incurrence of any such unsecured Indebtedness); (ii) the final maturity date of such unsecured Indebtedness shall be at least six months after the Maturity Date (the “Subordinated Debt Maturity Date”); and (iii) the terms of such Indebtedness shall specify that no principal repayments in respect thereof are required or may be made until the Subordinated Debt Maturity Date. Notwithstanding the foregoing, the consent of the Agent and the Required Lenders with respect to the issuance of Subordinated Debt shall not be required provided that, substantially concurrently with the issuance of such Subordinated Debt, the Obligations are repaid and reduced in full, the Commitments and any obligation of the L/C Issuer to make L/C Credit Extensions are terminated, and the L/C Obligations are Cash Collateralized (in an amount equal to the then Outstanding Amount thereof).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Parent.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” means the Uniform Commercial as adopted and in force in the State of New York.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Borrower and its Subsidiaries or to the determination of any amount for Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Borrower is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

1.04 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases or decreases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases or decreases, whether or not such maximum stated amount is in effect at such time.

1.07 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code to the extent the same are used or defined therein.

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total

Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender shall not exceed such Lender’s Commitment, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Committed Borrowings, Conversions and Continuations of Committed Loans. (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by Agent not later than 11:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon Agent shall give prompt notice to Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation, Agent shall notify Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all Lenders. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Committed Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing first, shall be applied, to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Eurodollar Rate Loans.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit for the account of Borrower or any Guarantor, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or any Guarantor and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Commitment, or (z) the Outstanding Amount of the L/C Obligations shall not exceed the L/C Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence (except as set forth in subsection (y) thereof). Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower or any Guarantor may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iv), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the L/C Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) such Letter of Credit would be issued for purposes that would violate one or more policies of the L/C Issuer;

(C) except as otherwise agreed by Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars;

(E) a default of any Lender’s obligations to fund under Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer’s risk with respect to such Lender; or

(F) subject to Section 2.03(b)(v), and unless otherwise specifically provided for in this Agreement, such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” or “Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Agent) in the form of a L/C Application, appropriately completed and signed by a Responsible Officer of Borrower. Such L/C Application must be received by the L/C Issuer and Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail reasonably satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, Borrower shall furnish to the L/C Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Agent may require.

(ii) Promptly after receipt of any L/C Application at the address set forth in Section 10.02 for receiving L/C Applications and related correspondence, the L/C Issuer will confirm with Agent (by telephone or in writing) that Agent has received a copy of such L/C Application from Borrower and, if not, the L/C Issuer will provide Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Loan Party) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and Agent a true and complete copy of such Letter of Credit or amendment.

(iv) If Borrower so requests in any applicable L/C Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from Agent that the Required Lenders have elected not to permit such extension or (2) from Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(v) If Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Reinstatement Deadline (A) from Agent that the Required Lenders have elected not to permit such reinstatement or (B) from Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until a Lender funds its Applicable Percentage of a Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the LC/ Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Lender (through Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed

Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by Agent.

(ii) If any payment received by Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Guarantor may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Guarantor.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall , in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations . Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to Agent and the L/C Issuer (which documents are hereby consented to by Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance shall apply to each commercial Letter of Credit.

(i) L/C Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage a L/C fee (the “L/C Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit, provided that if such Letter of Credit is cash collateralized at 100% of the stated amount of such Letter of Credit, then the L/C Fee for such Letter of Credit shall be equal to 1% per annum times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. L/C Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable quarterly in arrears, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

(l) Letters of Credit Issued for Loan Parties. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Loan Party other than Borrower,

Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Guarantor inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Guarantors.

2.04 Prepayments. Borrower may, upon notice to Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their respective Applicable Percentages.

2.05 Termination or Reduction of Commitments. Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $3,000,000 or any whole multiple of $500,000 in excess thereof, and (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the L/C Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Aggregate Commitments shall also be reduced pursuant to the terms of Section 2.06. Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid, with respect to the terminated amounts of the Aggregate Commitments, on the effective date of such termination.

2.06 Repayment of Loans. (a) On or prior to the fifth Business Day following the receipt by any Loan Party of net cash proceeds from the sale or disposition of any assets (including by way of casualty or condemnation), other than those made in the ordinary course of business, the Loans shall be repaid by an amount equal to such net cash proceeds, together with any accrued interest on the portion of the Loans repaid; provided, however, that no such repayment shall be required if (a) the aggregate of all such net cash proceeds in any fiscal year is less than $500,000, or (b) if the Borrower notifies the Agent on or before the date such repayment would otherwise be required under this Section 2.06(a) that the Borrower intends to use any or all of such net cash proceeds to invest in assets necessary or useful in the business of the Borrower within 360 days of the date of such sale or other disposition, in which case, the repayment of the Loans which is otherwise required under this Section 2.06(a) up to the amount of the net cash proceeds to be reinvested pursuant to this Section 2.06(a) need not be made, but if all or part of such net cash proceeds are not used within such 360 day period, then the Loans shall be repaid by an amount equal to such net cash proceeds calculated based on the portion of such net cash proceeds not invested pursuant to this Section 2.06(a) on the day immediately following such 360 day period following such sale or other disposition. Such repayments shall be applied on a pro rata basis to the Loans then outstanding, with a concurrent reduction of the Aggregate Commitments.

(b) On the first Business Day following the receipt of any net cash proceeds from the issuance by Parent or any of its Subsidiaries of Indebtedness (other than issuances of Subordinated Debt, unless otherwise required herein), the Loans shall be repaid by the amount of such net cash proceeds (including, without duplication, any amounts received by the Borrower from or on behalf of the Parent as equity contributions with the proceeds of such issuance), together with accrued interest on the portion of the Loans repaid. Such repayments shall be applied on a pro rata basis to the Loans then outstanding, with a concurrent reduction of the Aggregate Commitments.

(c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately repay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(c) unless after the repayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

(d) Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

2.07 Interest. (a) Subject to the provisions of subsection (b) below, each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.08 Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to 0.50% calculated on the Available Commitment. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable monthly in arrears on the last Business Day of each month, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated monthly in arrears (based upon the average daily Available Commitment during such month), and if there is any change in the Applicable Rate during any month, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such month that such Applicable Rate was in effect.

2.09 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Unless otherwise provided, all other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.10 Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.

2.11 Payments Generally; Agent’s Clawback. (a) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Agent. Unless Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to Agent such Lender’s share of such Committed Borrowing, Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to Agent, then the applicable Lender and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Agent in connection with the foregoing and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Agent.

(ii) Payments by Borrower; Presumptions by Agent. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Agent for the account of the Lenders or L/C Issuer hereunder that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders or L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of Lenders hereunder to make Committed Loans and to fund participations in Letters of Credit and to make payments under Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.12 Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and sub-participations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by Borrower to or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by any applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.

(b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Indemnification by Borrower. Borrower shall indemnify Agent, each Lender and the L/C Issuer, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Agent, such Lender or L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of a liability imposed or asserted or payment thereof that is reasonably satisfactory to Borrower, delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Authority, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

(e) Status of Lenders. Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date that it becomes a Lender hereunder, and from time to time thereafter as reasonably requested in writing by the Borrower, provide each of the Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI or (in the case of a Lender that has certified in writing to the Agent that it is not (i) a “bank” (as defined in Section 881(c)(3)(A) of the Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)) Internal Revenue Service Form W-8BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments made to or on account of any obligation of Borrower hereunder or under any other Loan Document or, in the case of a Lender that has certified that it is not a “bank” as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. In addition, any Lender, if requested by Borrower or Agent, shall deliver such documentation prescribed by applicable Law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(f) Indemnified Taxes. For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 3.01 with respect to Indemnified Taxes imposed by reason of such failure; provided, however, that should a Lender become subject to Indemnified Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Indemnified Taxes.

(g) Change of Lending Office. Any Lender claiming any additional amounts payable pursuant to this Section 3.01 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(h) Treatment of Certain Refunds. If Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has utilized a tax credit for a Tax or received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such tax credit or refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such tax credit or refund), net of all reasonable out-of-pocket expenses of Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such tax credit or refund), provided that Borrower, upon the request of Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent, such Lender or the L/C Issuer in the event Agent, such Lender or the L/C Issuer is required to repay such tax credit amount or refund to such Governmental Authority. This subsection shall not be construed to require Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank eurodollar market, then, on notice thereof by such Lender to Borrower through Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion.

3.03 Inability to Determine Rates. If Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any actual loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded. Any demand submitted by a Lender pursuant to this Section 3.05 shall include documentation setting forth the calculation of the losses, costs and/or expenses being claimed hereunder and such documentation shall be conclusively correct absent manifest error.

3.06 Mitigation Obligations. If any Lender requests compensation under Section 3.04, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.07 Survival. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to Agent and each of the Lenders:

(i) executed counterparts of this Agreement, all the Collateral Documents, and all Guaranties from Parent and Subsidiaries existing on or prior to the Closing Date, sufficient in number for distribution to Agent, each Lender and Borrower;

(ii) a Note executed by Borrower in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such documents and certifications as Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of Friedman Kaplan Seiler & Adelman LLP, counsel to the Loan Parties, addressed to Agent and each Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance reasonably satisfactory to Agent;

(vi) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

(viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(ix) evidence that the Liens in favor of Agent are valid, enforceable, properly perfected in a manner acceptable to Agent and prior to all others’ rights and interests, except those Agent consents to in writing;

(x) evidence that the Second Amended and Restated Credit Agreement, as amended, among the Loan Parties and Cisco Systems Capital Corporation has been repaid and cancelled before the Closing Date.

(xi) for any personal property Collateral located at any of the locations listed on Schedule 5.19, an agreement from the owner of the real property and the holder of any such mortgage or deed of trust.

(xii) a duly completed Compliance Certificate as of the last day of the fiscal quarter of Parent most recently ended prior to the Closing Date, after giving pro forma effect to all Loans to be made on the Closing Date, signed by a Responsible Officer of Borrower; and

(xiii) the Audited Financial Statements;

(xiv) three years projected financials (to include an income statement & balance sheet for the fiscal years ending 2006, 2007, and 2008); and

(xv) such other assurances, certificates, documents, consents or opinions as Agent or the Required Lenders reasonably may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Agent).

(d) The Loan Parties must maintain their primary depository relationships with Agent.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of the L/C Issuer and each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) Agent, and if applicable, the L/C Issuer, shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) Agent shall have received, in form and substance reasonably satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Agent or the Required Lenders reasonably may require.

Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to Agent and the Lenders that:

5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation, involving consideration of $100,000 or more individually or $500,000 or more in the aggregate with all other Contractual Obligations, to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Loan Party and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than those given or obtained prior to the Closing Date and which are in full force and effect on the date hereof, and any continuations or similar filings that may be required under the Uniform Commercial Code in the applicable jurisdictions.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally or by principles of equity pertaining to the availability of equitable remedies.

5.05 Financial Statements; No Material Adverse Effect; No Internal Control Event. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other material liabilities, direct or contingent, of Parent and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheets of Parent and its Subsidiaries dated September 30, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Parent and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Since the date of the Audited Financial Statements, no Internal Control Event has occurred.

(e) The consolidated forecasted balance sheet and statements of income and cash flows of Parent and its Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Parent’s best estimate of its future financial performance.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of their respective Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect or which seeks a monetary recovery against such Person in excess of $5,000,000.

5.07 No Default. No Loan Party is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. Each Loan Party conducts reasonably necessary reviews of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of such Loan Party, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates.

5.11 Taxes. The Loan Parties have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other material governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. No Loan Party has received a notice of any proposed tax assessment against any Loan Party that would, if made, have a Material Adverse Effect.

5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has adopted a prototype plan that has received a favorable opinion letter from the IRS. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of Each Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13 Subsidiaries. As of the Closing Date, Parent has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a)

of Schedule 5.13 free and clear of all Liens. No Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in Borrower have been validly issued and are fully paid and nonassessable and are owned by Parent in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens.

5.14 Margin Regulations; Use of Proceeds; Investment Company Act; Public Utility Holding Company Act. (a) No Loan Party is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. The proceeds of the Loans will be used by the Borrower only for the purposes specified in Section 6.11 hereof. Without limiting the foregoing, such uses will not violate any applicable Laws, including, without limitation, the Foreign Assets Control Regulations, the Foreign Funds Control Regulations and the Transaction Control Regulations of the United States Treasury Department (31 CFR, Subtitle 8, Chapter V, as amended) and in no event will any proceeds of the Loans be used to acquire any Security in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934 or to purchase or carry any margin stock (within the meaning of Regulation U issued by the FRB) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

(b) No Loan Party, any Person Controlling Borrower, nor any Subsidiary (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. Each Loan Party has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Parent represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time at which they were made.

5.16 Compliance with Laws. Each Loan Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Intellectual Property; Licenses, Etc.; Operation of Business. The Loan Parties own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights, the absence of which could reasonably be expected to have a Material Adverse Effect, without conflict with the rights of any other Person. To the best knowledge of each Loan Party, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by each Loan Party infringes upon any rights held by any other Person.

5.18 Rights in Collateral; Priority of Liens. Borrower and each other Loan Party own the property granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties. Upon the proper filing of UCC financing statements, and the taking of the other actions required by the Required Lenders, the Liens granted pursuant to the Collateral Documents will constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of Agent, for the ratable benefit of Agent and Lenders, except for (i) any Purchase Money Liens which have priority under section 9-312 of the Code, (ii) statutory Liens having priority over Lender’s Lien by operation of law, and (iii) the Permitted Liens specified in Sections 7.01 (f), (g) and (k) hereof.

5.19 Leases. A complete listing of all material leases of each Loan Party as “lessee” thereunder as in effect on the Closing Date, is set forth in Schedule 5.19.

5.20 Debt. Set forth in Schedule 7.03 hereto is a complete, accurate and correct list of each credit agreement, indenture, purchase agreement, guaranty, surety agreement and other investment, agreement, and arrangement presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in effect as of the Closing Date in respect of which any Loan Party or any Subsidiary of any Loan Party is in any manner directly or conditionally obligated to a Person other than the Lenders; and the maximum principal or face amounts of the credit in question that are outstanding as of such date and which can be outstanding are correctly stated, and all mortgages, deeds of trust, pledges, Liens, security interests, or other charges or encumbrances of any nature given or agreed to be given as security therefore are correctly described or indicated in such schedule. Except as set forth in the financial statements most recently delivered to Agent hereunder or as otherwise expressly permitted by this Agreement or any other Loan Document (including Section 7.03 hereto), no Loan Party nor any Subsidiary of any Loan Party is obligated as a surety or indemnitor under any surety or similar bond or other contract and has not issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

5.21 Solvent Financial Condition. Borrower is now and, after giving effect to the Loans to be made hereunder, at all times will be, Solvent.

5.22 Other Agreements. No Loan Party is a party to any indenture, loan, credit agreement, or lease which could reasonably be expected to have a Material Adverse Effect. No Loan Party is in default in any respect of any term of its charter or bylaws or in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument to which it is a party (a) which as of the Closing Date, is material to its business, and (b) at all times thereafter, which default could reasonably be expected to have a Material Adverse Effect. No event has occurred and no condition exists which, upon consummation of the transactions contemplated by this Agreement, would constitute a default under any note or other evidence of Indebtedness of any Loan Party having an outstanding principal balance of greater than $250,000.00 as of the Closing Date, or a Default or an Event of Default.

5.23 No Defaults on Outstanding Judgments or Orders. Each Loan Party has satisfied all judgments and is not in default with respect to any judgment, writ, injunction or decree of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign, unless the failure to cure such default would not have a Material Adverse Effect.

5.24 Labor Disputes; Acts of God. Except as set forth on Schedule 5.26 hereto, or as otherwise disclosed in writing to Agent, no Loan Party is a party to any collective bargaining agreement and, as of the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of such Loan Party’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization. Neither the business nor the property of any Loan Party are affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance) which would have a Material Adverse Effect.

ARTICLE VI. AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Parent and Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, in form and detail reasonably satisfactory to Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Ernst & Young or such other certified public accountant firm of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within 45 days after the end of each fiscal quarter of each fiscal year of Parent, a consolidated balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Parent’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by a Responsible Officer of Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Parent and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) as soon as available, but in any event not later than 60 days after the end of each fiscal year, forecasts prepared by management of Parent, in form reasonably satisfactory to Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of Parent and its Subsidiaries on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

6.02 Certificates; Other Information. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, in form and detail reasonably satisfactory to Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a debt covenant letter from its independent certified public accountants stating that they have no knowledge of any Default under Section 6.12 or, if any such Default shall exist, stating the nature and status of such event;

(b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of Parent;

(c) promptly after any request by Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Parent by independent certified public accountants in connection with the accounts or books of Parent or any Subsidiary, or any audit of any of them;

(d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower or Parent, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto;

(e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(f) promptly after the preparation of the same, copies of all material reports or financial information filed with any governmental agency, department, bureau, division or other governmental authority or regulatory body, or evidencing facts or containing information which could have a Materially Adverse Effect.

(g) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the Securities and Exchange Commission (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(h) promptly, such additional information, certificates, reports, statements, opinions of counsel, or documents regarding the business, financial or corporate affairs of each Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as Agent or any Lender may from time to time reasonably request.

Each Loan Party hereby acknowledges that (a) Agent may make available to Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a “Public Lender”). Each Loan Party hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” so long as such Loan Party is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” such Loan Party shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to such Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.

6.03 Notices. Promptly notify Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party, including pursuant to any applicable Environmental Laws, which event described in this subsection (b) could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party; and

(e) of the occurrence of any Internal Control Event.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Party has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Parent, Borrower or such

Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Permitted Lien); and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness (except where failure to do so would not otherwise constitute a Default or Event of Default).

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except in the cases of clauses (a) and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of such Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to Agent of termination, lapse or cancellation of such insurance. Parent and each other Loan Party shall require that a copy of each policy evidencing such insurance shall be provided to Agent.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Parent, Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Parent, Borrower or such Subsidiary, as the case may be. Parent and Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent or any Lender shall reasonably require.

6.10 Inspection Rights. Permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when an Event of Default exists, Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions solely for the purposes of (i) financing working capital, (ii) financing capital expenditures of the Borrower, and (iii) financing other lawful corporate purposes.

6.12 Financial Covenants.

(a) Minimum Adjusted EBITDA. The Parent and its Subsidiaries, on a consolidated basis, will be required to maintain a minimum Adjusted EBITDA which will be measured quarterly on a rolling four quarter basis as follows:

Each Quarter Ending During the Period	Minimum TTM Adjusted EBITDA
December 31, 2005 through December 30, 2006	$17.5 million
December 31, 2006 through December 30, 2007	$18.8 million
December 31, 2007 through December 30, 2008	$23.9 million
December 31, 2008 through December 30, 2009	$33.7 million
December 31, 2009 through Maturity	$49.2 million

(b) Maximum Consolidated Leverage Ratio. As of the end of each fiscal quarter, the Parent shall maintain a Leverage Ratio of less than or equal to 1.50 to 1.00.

(c) Maximum Capital Expenditures. The Parent, together with its Subsidiaries on a consolidated basis, shall not spend or incur obligations (including the total amount of any Capital Leases) to acquire fixed assets for more than the amounts specified below for each fiscal year ending on the date specified below:

For the Year Ending	Maximum Capital Expenditures
December 31, 2006	$50.0 million
December 31, 2007	$54.0 million
December 31, 2008	$65.0 million
December 31, 2009	$72.0 million
December 31, 2010	$72.0 million

Such portion of permitted capital expenditures not spent in the applicable year may be carried forward to the subsequent year, provided that such carried forward amount shall be deemed the first amounts spent in such year.

6.13 Additional Guarantors. Notify Agent at the time that any Person becomes a Subsidiary of Parent, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to Agent a counterpart of the Guaranty or such other document as Agent shall deem appropriate for such purpose, and (b) deliver to Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to Agent.

6.14 Collateral Records. To execute and deliver promptly, and to cause each other Loan Party to execute and deliver promptly, to Agent, from time to time, solely for Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as Agent may reasonably require designating, identifying or describing the Collateral. The failure by Borrower or any other Loan Party, however, to promptly give Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.

6.15 Security Interests. To, and to cause each other Loan Party to, (a) defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, (b) comply with the requirements of all state and federal laws in order to grant to Agent and Lenders valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property, deposit account or letter of credit, being effected by giving Agent control of such investment property or deposit account or letter of credit, rather than by the filing of a Uniform Commercial Code (“UCC”) financing statement with respect to such investment property, and (c) do whatever Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Agent’s representatives; keeping stock records; obtaining waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral. Agent is hereby authorized by Borrower to file any UCC financing statements covering the Collateral whether or not Borrower’s signatures appear thereon.

6.16 Security. Each Loan Party hereby agrees that it shall execute and deliver its respective Security Agreement, Pledge Agreement, financing statements and other documents and instruments necessary, in the reasonable opinion of Agent, to provide and perfect the security interest created for the benefit of Agent and the Lenders in the Collateral. Agent’s and the Lenders’ security interest in the Collateral shall be first and prior to all other Permitted Liens except (i) any Purchase Money Liens which have priority under section 9-312 of the Uniform Commercial Code, (ii) statutory Liens having priority over Agent’s and Lenders’ Lien by operation of law, and (iii) the Permitted Liens specified in Sections 7.01 (f), (g) and (k) hereof. Each Loan Party also agrees that if requested by Agent, (a) it will deliver actual possession of any part of the Collateral to Agent if possession of such Collateral is required to perfect the Lien of the Lender and (b) following an Event of Default, it will deliver actual possession of any part or all of the Collateral to Agent or such third party as Agent and the Lenders may designate.

6.17 ERISA Compliance. Each Loan Party shall (i) at all times make prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Plan; (ii) upon request by Agent, furnish to Agent copies of any annual report required to be filed pursuant to ERISA in connection with each Plan and any other employee benefit plan of it and its ERISA Affiliates subject to said Section; (iii) notify Agent as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which any Loan Party believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States district court of a trustee to administer the Plan; (iv) notify Agent as soon as practicable of any Prohibited Transaction; and (v) furnish to Agent, promptly upon Agent’s request therefor, such additional information concerning any Plan or any other such employee benefit plan as may be reasonably requested.

ARTICLE VII. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall not, nor shall it permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 7.01 and any Liens incurred in connection with renewals, extensions or refinancings of the Indebtedness secured by such existing Liens, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s (unless required to be waived pursuant to the terms of this Agreement), employee’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds, public or other statutory obligations and other obligations of a like nature;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which, in Agent’s reasonable judgment, do not in any case materially detract from the value of the property subject thereto (and if such property constitutes Collateral, the Required Lenders have consented thereto) or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing Indebtedness permitted under Section 7.03(h); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(i) Liens securing Indebtedness of a Subsidiary to Borrower or to another Subsidiary;

(j) Liens in favor of a letter of credit issuer consisting of cash collateral for any letter of credit reimbursement obligations (to the extent permitted hereunder); and

(k) Liens, in addition to Liens permitted pursuant to clauses (a) through (j) above, securing Indebtedness of up to $500,000 as permitted under Section 7.03(j).

7.02 Investments. Make any Investments, except:

(a) Investments held by Parent, Borrower or such Subsidiary in the form of cash equivalents or short-term marketable debt securities;

(b) advances to officers, directors and employees of Borrower and Subsidiaries in an aggregate amount not to exceed $150,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes

(c) Investments of Borrower or Parent in any wholly-owned Subsidiary (existing as of the Closing Date) and Investments of any wholly-owned Subsidiary in Borrower, Parent or in another wholly-owned Subsidiary (existing as of the Closing Date) of Borrower;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees permitted by Section 7.03;

(f) any Permitted Investment;

(g) any Permitted Acquisition; and

(h) other Investments in an aggregate amount not to exceed $250,000.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except for customary exceptions, including:

(a) Indebtedness arising under the Loan Documents;

(b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any renewals, extensions or refinancings of such Indebtedness; provided that (i) to the extent secured, the property covered thereby is not changed, (ii) the principal amount and interest charges are not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c) Guarantees of Parent, Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Subsidiary;

(d) obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Persons, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of Parent’s, Borrower’s or the applicable Subsidiary’s business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

(f) Subordinated Debt;

(g) Indebtedness of Borrower to any of its wholly-owned Subsidiaries or of any of its wholly-owned Subsidiaries to Parent, Borrower or another of Borrower’s wholly-owned Subsidiaries;

(h) Indebtedness in respect of Capital Leases and Purchase Money Indebtedness for fixed or capital assets within the limitations set forth in Section 7.01(h), provided, however, that the aggregate amount of all Indebtedness permitted under this Section 7.03(h) and under Section 7.03(i) at any one time outstanding shall not exceed $10,000,000;

(i) Indebtedness assumed in connection with Permitted Acquisitions, provided, however, that the aggregate amount of all Indebtedness permitted under this Section 7.03(i) and under Section 7.03(h) at any one time outstanding shall not exceed $10,000,000;

(j) other secured and unsecured Indebtedness in an aggregate amount not to exceed $500,000 at any one time.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and, provided further that if a Guarantor is merging with another Subsidiary, the Guarantor shall be the surviving Person; and

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be Borrower or a wholly-owned Subsidiary and, provided further that if the transferor of such assets is a Guarantor, the transferee must either be Borrower or a Guarantor; and

(c) Parent or any Subsidiary may merge with another Person in order to consummate a Permitted Acquisition, provided that the continuing and surviving Person is a Loan Party hereunder and has complied with the requirements of Section 6.13.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out, damaged or destroyed property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or (iii) replacement property was acquired substantially concurrently with the disposition of the property it replaces;

(d) Dispositions of property by any Subsidiary to Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be Borrower or a Guarantor;

(e) the Disposition of cash equivalents and other short term money market investments in the ordinary course of business pursuant to Parent’s or Borrower’s usual and customary cash management policies and procedures;

(f) Dispositions by Borrower or any Subsidiary not otherwise permitted hereunder which are made for fair market value, if the aggregate fair market value of all assets so subject to any such Dispositions by Borrower and its Subsidiaries shall not exceed in any fiscal year $750,000 for cash or cash-equivalents; and

(g) Dispositions permitted by Section 7.04;

provided, however, that any Disposition pursuant to this Section 7.05 shall be for fair market value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests in any Subsidiary of Parent, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Subsidiary may make Restricted Payments to Borrower and Guarantors, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) with respect to any particular fiscal year of Borrower or its Subsidiaries, and if and for so long as Borrower or such Subsidiary shall not be a separately taxable entity for federal or state income tax purposes, any and all cash dividends or other such distributions made by Borrower or the applicable Subsidiary to its members to the extent necessary to enable such members to pay those federal or state income taxes of such members which are directly attributable to Borrower’s or such Subsidiary’s income and gain;

(c) Parent, Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other Equity Interests of such Person;

(d) Borrower may declare and pay cash dividends to Parent (not more often than once each fiscal quarter) on account of (1) income taxes required to be paid by Parent on behalf of Borrower and (2) actual corporate overhead expenses of Parent in an amount not to exceed $500,000 in the aggregate in any fiscal year;

(e) Borrower may declare and pay dividends to Parent in an amount not to exceed in the aggregate in any calendar year the cash interest due and payable in such calendar year on Subordinated Debt permitted hereunder, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the entire net proceeds of such Subordinated Debt shall have been contributed to Borrower as equity capital, (iii) the holders of the Subordinated Debt are then entitled to receive cash payments of interest in compliance with the subordination provisions and restrictions contained in the instruments evidencing such Subordinated Debt and such cash interest (or dividend) payments are then due and payable, and (iv) such dividend shall be paid by Borrower to Parent no earlier than the date five Banking Days prior to the date on which such cash interest payment in respect of the Subordinated Debt is actually paid by Parent to the holders thereof;

(f) Parent may repurchase stock owned by employees, directors and consultants of Parent pursuant to the terms of any employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with Parent, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to such repurchase, and provided further that the total amount paid in connection therewith by Parent shall not exceed $500,000 (or its equivalent in another currency) in any year, provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(g) Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Parent, Borrower and their Subsidiaries on the date hereof or any business related or incidental thereto.

7.08 Transactions with Affiliates. Except as provided in Sections 7.13 and 7.14, enter into any transaction of any kind with any Affiliate of Parent or Borrower, whether or not in the ordinary course of business, with consideration in an amount in excess of $200,000 for each individual transaction and in excess of $500,000 for all such transactions in the aggregate, other than on fair and reasonable terms substantially as favorable to Parent or Borrower or such Subsidiary as would be obtainable by Parent or Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among Borrower and any Guarantor or between and among Guarantors.

7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to Borrower or any Guarantor or to otherwise transfer property to Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of Borrower or (iii) of Borrower or any Subsidiary to create, incur, assume or suffer to exist any pledges or security interests on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

7.10 Sale and Leaseback. Enter into any sale leaseback agreement covering any of its fixed assets.

7.11 Margin Securities. Purchase or acquire (or enter into any contract to purchase or acquire) any “margin security” as defined by any regulation of the Board of Governors of the Federal Reserve as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Agent shall have received an opinion of counsel reasonably satisfactory to it to the effect that such purchase or acquisition will not cause this Agreement to violate Regulation U or any other regulation of the FRB then in effect. Nothing contained herein shall permit the acquisition of a Restricted Investment.

7.12 Partnerships or Joint Ventures. Become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture, other than with respect to a general partnership or limited partnership, all of whose interests are held by Borrower or a Subsidiary of Borrower.

7.13 Business Locations; Name Change; Change in Fiscal Year. (i) Transfer its principal place of business or chief executive office to a location outside the State of Georgia, or reincorporate or otherwise change the state of its organization without at least thirty (30) days advance notice to the Agent, or (ii) change its fiscal year.

7.14 Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrower permitted under the terms of this Agreement.

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee or other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.02 (except as provided below), 6.03, 6.05, 6.10, 6.11, or 6.12 or Article VII; or any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01 or 6.02(a) or (b) and such failure continues for five (5) Business Days; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days or any default or Event of Default occurs under any other Loan Document; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Parent, Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the $1,000,000.00, or fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Parent, Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which Parent, Borrower or any Subsidiary is an Affected Party (as defined in such Swap Contract);

(f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding.

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy.

(h) Judgments. There is entered against Parent, Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding $500,000.00 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $250,000, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $250,000;

(j) Invalidity of Loan Documents. Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

(k) Change of Control. There occurs any Change of Control;

(l) Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect; or

(m) Material Agreements. There occurs any default by Parent, Borrower or any other Loan Party under any Material Agreement.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties;

(c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Agent (including fees and time charges for attorneys who may be employees of Agent) and amounts payable under Article III) payable to Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid L/C Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX. ADMINISTRATIVE AGENT

9.01 Appointment and Authorization of Administrative Agent. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent and the Lenders, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to Lenders.

9.03 Exculpatory Provisions. Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.

(d) Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct. Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to Agent by Borrower, a Lender or the L/C Issuer. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.

9.04 Reliance by Administrative Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer, unless Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Agent. Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

9.06 Resignation of Agent. Agent may at any time give notice of its resignation to Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an

Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Agent pursuant to this Section shall also constitute its resignation as L/C Issuer. Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

9.07 Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Lender holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, the L/C Issuer and Agent and their respective agents and counsel and all other amounts due Lenders, the L/C Issuer and Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders and the L/C Issuer, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 2.09 and 10.04. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

9.10 Guaranty Matters. Each Lender hereby irrevocably authorizes Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by Agent at any time, each Lender will confirm in writing Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

9.11 Collateral Matters. (a) Each Lender and the L/C Issuer hereby irrevocably authorizes and directs Agent to enter into the Collateral Documents for the benefit of such Lender and the L/C Issuer. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth in Section 10.01, any action taken by the Required Lenders, in accordance with the provisions of this Agreement or the Collateral Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders and the L/C Issuer. Agent is hereby authorized (but not obligated) on behalf of all of Lenders and the L/C Issuer, without the necessity of any notice to or further consent from any Lender or the L/C Issuer, from time to time prior to, an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

(b) Each Lender and the L/C Issuer hereby irrevocably authorize Agent, at its option and in its discretion,

(i) to release any Lien on any property granted to or held by Agent under any Loan Document (A) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, (C) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, or (D) in connection with any foreclosure sale or other disposition of Collateral after the occurrence of an Event of Default; and

(ii) to subordinate any Lien on any property granted to or held by Agent under any Loan Document to the holder of any Lien on such property that is permitted by this Agreement or any other Loan Document.

Upon request by Agent at any time, each Lender and the L/C Issuer will confirm in writing Agent’s authority to release or subordinate its interest in particular types or items of Collateral pursuant to this Section 9.11.

(c) Subject to (b) above, Agent shall (and is hereby irrevocably authorized by each Lender and the L/C Issuer, to execute such documents as may be necessary to evidence the release or subordination of the Liens granted to Agent for the benefit of Agent and Lenders herein or pursuant hereto upon the applicable Collateral; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to or create any liability or entail any consequence other than the release or subordination of such Liens without recourse or warranty and (ii) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Borrower or any other Loan Party in respect of) all interests retained by Borrower or any other Loan Party, including the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, Agent shall be authorized to deduct all expenses reasonably incurred by Agent from the proceeds of any such sale, transfer or foreclosure.

(d) Agent shall have no obligation whatsoever to any Lender, the L/C Issuer or any other Person to assure that the Collateral exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to Agent herein or in any of the Collateral Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent’s own interest in the Collateral as one of Lenders and that Agent shall have no duty or liability whatsoever to Lenders or the L/C Issuer.

(e) Each Lender and the L/C Issuer hereby appoints each other Lender as agent for the purpose of perfecting Lenders’ and the L/C Issuer’s security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender or the L/C Issuer (other than Agent) obtain possession of any such Collateral, such Lender or the L/C Issuer shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

ARTICLE X. MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender; provided, however, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters or items specified in Section 4.01(a) (iii) or (iv) with respect to which Borrower has given assurances reasonably satisfactory to Agent that such items shall be delivered promptly following the Closing Date;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e) change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g) release any Guarantor from the Guaranty or release the Liens on all or substantially all of the Collateral in any transaction or series of related transactions except in accordance with the terms of any Loan Document, without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; and (ii) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender

10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Borrower, any Loan Party, Agent or the L/C Issuer to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 ; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF

MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Borrower, any Loan Party, Agent and the L/C Issuer, may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, Agent and the L/C Issuer. In addition, each Lender agrees to notify Agent from time to time to ensure that Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Agent, L/C Issuer and Lenders. Agent, the L/C Issuer and Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by Agent or any Lender (including the reasonable fees, charges and disbursements of any counsel for Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of Agent or any Lender, (A) in connection with the enforcement or protection of its rights under this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by Borrower. Borrower shall indemnify Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all reasonable fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party, or any Environmental Liability related in any way to any Loan Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Agent, the L/C Issuer or any Lender, or Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned; (iii) any assignment of a Commitment must be approved by Agent and the L/C Issuer unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and the Eligible Assignee, if it shall not be a Lender, shall deliver to Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from Agent a copy of the Register.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent, the L/C Issuer and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h) Deemed Consent of Borrower. If the consent of Borrower to an assignment to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.06(b)), Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered to Borrower by the assigning Lender (through Agent) unless such consent is expressly refused by Borrower prior to such fifth Business Day.

(i) Resignation as L/C Issuer. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days’ notice to Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer hereunder;

provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of Agent, Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Parent, Borrower or any Subsidiary relating to Parent, Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Agent, any Lender or the L.C Issuer on a nonconfidential basis prior to disclosure by Parent, Borrower or any Subsidiary, provided that, in the case of information received from Parent, Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Parent, Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or any such Affiliate, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT OR

ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.14 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.15 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower and each other Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower and each other Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or Agent, as applicable, to identify each Loan Party in accordance with the Act.

10.16 Time of the Essence. Time is of the essence of the Loan Documents.

10.17 Reproduction of Documents. This Agreement and all other Loan Documents, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents delivered on the Agreement Date, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by the Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Lender may destroy any original document so reproduced. Each Loan Party agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

10.18 Headings. The Article and Section headings set forth herein are for convenience only and are not part of the text hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CBEYOND COMMUNICATIONS, INC.,
a Delaware corporation

By:
Name:
Its:

CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company

By:
Name:
Its:

CBEYOND LEASING, INC., a Delaware corporation

By:
Name:
Its:

CBEYOND LEASING, LP, a Delaware limited partnership

By: Cbeyond Communications, LLC, its General Partner

By:
Name:
Its:

CBEYOND LEASING OF TEXAS, LLC
a Delaware limited liability company

By:	Cbeyond Leasing, LP, its Sole Member
By:	Cbeyond Communications, LLC, its General Partner

By:
Name:
Its:

CBEYOND COMMUNICATIONS OF TEXAS, LP, a Delaware limited partnership

By:	Cbeyond Communications, LLC, its General Partner

By:
Name:
Its:

CBEYOND HOLDINGS OF TEXAS, LLC a Delaware limited liability company

By:	Cbeyond Communications, LLC, its Sole Member

By:
Name:
Its:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:	Thomas M. Paulk
Title:	Vice President

SCHEDULE 1

MDCP-Cbeyond Investors, LLC and its Affiliates Madison Dearborn Special Equity III, LP; Special Advisors Fund I LLC; and Madison Dearborn Capital Partners III. MDCP-Cbeyond Investors, LLC, Madison Dearborn Special Equity III, LP, Special Advisors Fund I LLC and Madison Dearborn Capital Partners III, LP are part of an affiliated group of investment partnerships and limited liability companies commonly controlled by Madison Dearborn Partners.

VantagePoint Venture Partners and its Affiliates VantagePoint Venture Partners III(Q), LP; VantagePoint Venture Partners III, LP; VantagePoint Venture Partners IV(Q), LP; VantagePoint Ventures Partners IV, LP; and VantagePoint Venture Partners IV Principals Fund, LP. VantagePoint Venture Partners III(Q), LP, VantagePoint Venture Partners III, LP, VantagePoint Venture Partners IV(Q), LP, VantagePoint Ventures Partners IV, LP and Venture Partners IV Principals Fund, LP are part of an affiliated group of investment partnerships commonly controlled by VantagePoint Venture Partners.

Battery Ventures and its Affiliates Battery Ventures V, LP; Battery Ventures Convergence Fund, LP; and Battery Investment Partners V, LLC. Battery Ventures V, LP, Battery Ventures Convergence Fund, LP and Battery Investment Partners V, LLC are part of an affiliated group of investment partnerships and limited liability companies commonly controlled by Battery Ventures.

SCHEDULE 2.01

Lender	Lender’s Commitment	Percentage
Bank of America, N.A.	$25,000,000.00	100%

SCHEDULE 5.06

NONE

SCHEDULE 5.09

NONE

SCHEDULE 5.13

NAME	STATE (DATE OF FORMATION)	FEIN
Cbeyond Communications, Inc.	Delaware (3/22/2000)	59-3636526
Cbeyond Communications, LLC	Delaware (10/22/1999)	59-3608337
Cbeyond Leasing, Inc.	Delaware (1/26/2001)	58-2598218
Cbeyond Leasing, LP	Delaware (1/31/2001)	58-2598212
Cbeyond Leasing of Texas, LLC	Delaware (1/30/2001)	58-2598211
Cbeyond Communications of Texas, LP	Delaware (6/7/2000)	58-2566111
Cbeyond Holdings of Texas, LLC	Delaware (6/7/2000)	58-2566109

All of the above entities have as their principal place of business the offices located at 320 Interstate North Parkway; Suite 300; Atlanta, GA 30339.

SCHEDULE 5.19

The Borrower has entered into operating leases as lessee with respect to the following real properties:

(1) 320 Interstate North Parkway; Suites 320, 340 and 360; Atlanta, GA (company headquarters)

(2) 56 Marietta Street; Atlanta, GA

(3) 1140 Hammond Drive; Atlanta, GA

(4) Heritage Square I, Suite 900; Dallas, TX

(5) Heritage Square I, 8th Floor; Dallas, TX

(6) 1950 Stemmonds Freeway; Dallas, TX

(7) 6707 Brentwood Stair Rd; Ft. Worth, TX

(8) 1500 Champa; Suite B-300; Denver, CO

(9) 3780 N. Garfield Ave.; Loveland (Creekside), CO

(10) 3131 S. Vaughn Way; Suite 400; Aurora (Cherry Creek), CO

(11) 2270 La Montana Way; GVNW Building; Denver, CO

(12) One Riverway; Suite 200; Houston, TX

(13) 1520 Kensington Rd.; Suite 300; Oakbrook and Oakbrook Expansion; Chicago, IL

(14) 879 W. 190th Street; Suite 1200; Los Angeles, CA

The Borrower has entered into the following capital leases as lessee:

(1) Capital Lease Agreement for Visiquor billing software

SCHEDULE 5.26

NONE

SCHEDULE 7.01

The Capital Lease Agreement set forth in Schedule 5.19.

Certain office equipment (such as copiers) and furniture are leased.

SCHEDULE 7.03

The Capital Lease Agreement set forth in Schedule 5.19.

SCHEDULE 10.02

If to Lender, Administrative Agent or L/C Issuer:

Bank of America, N.A.

GA1-006-13-15

600 Peachtree St., N.E.

13th Floor

Atlanta, GA 30308

Attention: Cbeyond Portfolio Manager

Fax: 404-607-6343

With a copy to (with respect to notices to the Administrative Agent, and which shall not constitute notice) to:

Kilpatrick Stockton LLP

Suite 2800

1100 Peachtree St., N.E.

Atlanta, GA 30309

Attention: Cindy A. Brazell, Esq.

Fax: 404-815-6555

If to Borrower or any Guarantor:

Cbeyond Communications, LLC

320 Interstate North Parkway

Suite 300

Atlanta, GA 30339

Attention: J. Robert Fugate, CFO and Kurt Abkemeier, VP Finance and Treasurer

Fax: 678-424-2501

With a copy (which shall not constitute notice) to:

Friedman Kaplan Seiler & Adelman, LLP

1633 Broadway

46th Floor

New York, NY 10019

Attention: Gregg S. Lerner, Esq.

Fax: 212-833-1250

SCHEDULE 1(b)

TRADEMARKS

All Marks are owned by Cbeyond Communications, LLC

FEDERAL REGISTRATIONS

MARK/CLASS OF SERVICES	SERIAL NO.	FILING DATE	REGIS. NO.	REGIS. DATE
BEYONDOFFICE / 38	78/219,753	02/27/2003	2,805,009	01/13/2004
BEYONDVOICE / 38	76/419,472	06/11/2002	2,793,909	12/16/2003
BEYONDVOICE / 42	76/975,273	06/11/2002	2,794,512	12/16/2003
BEYONDVOICE I / 38	76/419,471	06/11/2002	2,763,714	09/16/2003
BEYONDVOICE I / 42	76/975,272	06/11/2002	2,761,638	09/09/2003
BEYONDVOICE II / 38	76/419,470	06/11/2002	2,763,713	09/16/2003
BEYONDVOICE II / 42	76/975,300	06/11/2002	2,816,962	02/24/2004
BEYONDVOICE LITE / 38	78/438,509	06/21/2004	Pending	Pending
BEYONDVOICE LITE / 42	78/438,528	06/21/2004	Pending	Pending
BEYONDVOIP / 38	78/514,072	11/09/2004	Pending	Pending
BEYONDVOIP / 42	78/514,099	11/09/2004	Pending	Pending
CBEYOND / 38	78/711,477	09/12/2005	Pending	Pending
CBEYOND / 42	78/711,478	09/12/2005	Pending	Pending
CBEYOND COMMUNICATIONS / 38, 42	76/033,279	04/24/2000	2,716,113	05/13/2003
CBEYOND COMMUNICATIONS (and Eye Design) / 38, 42	76/116,295	08/25/2000	2,614,092	09/03/2002
Cbeyond Eye Logo / 38, 42	76/116,749	08/28/2000	2,597,070	07/23/2002
THE LAST COMMUNICATIONS COMPANY A SMALL BUSINESS WILL EVER NEED / 38, 42	76/279,361	07/02/2001	2,671,389	01/07/2003

GEORGIA STATES REGISTRATIONS

MARK / CLASS OF SERVICES	REGIS. NO.	REGIS DATE
CBEYOND / 2	S-19210	03/16/2001
CBEYOND / 2	S-19211	03/16/2001
CBEYOND COMMUNICATIONS / 2	S-19212	03/16/2001
CBEYOND COMMUNICATIONS / 2	S-19213	03/16/2001

COPYRIGHTS: NONE

PATENTS: NONE

SCHEDULE 2(d)

NONE

SCHEDULE 4(a)(i)

NAME	STATE (DATE OF FORMATION)	FEIN
Cbeyond Communications, Inc.	Delaware (3/22/2000)	59-3636526
Cbeyond Communications, LLC	Delaware (10/22/1999)	59-3608337
Cbeyond Leasing, Inc.	Delaware (1/26/2001)	58-2598218
Cbeyond Leasing, LP	Delaware (1/31/2001)	58-2598212
Cbeyond Leasing of Texas, LLC	Delaware (1/30/2001)	58-2598211
Cbeyond Communications of Texas, LP	Delaware (6/7/2000)	58-2566111
Cbeyond Holdings of Texas, LLC	Delaware (6/7/2000)	58-2566109

All of the above entities have as their principal place of business the offices located at 320 Interstate North Parkway; Suite 300; Atlanta, GA 30339.

SCHEDULE 4(a)(ii)

NONE

Exhibit A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor and the Assignee hereby agree as follows: the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including Letters of Credit within such facilities and guaranties given with respect to such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”); provided that the Assignor shall remain entitled to the indemnities set forth in Section 10.04(b) of the Credit Agreement pursuant to the terms thereof. Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1. Assignor:	_____________________

2. Assignee:	_____________________ [and is an Affiliate/Approved Fund of [identify Lender]]

Borrower:	CBEYOND COMMUNICATIONS, LLC

Administrative Agent:	BANK OF AMERICA, N.A.

Credit Agreement:	Credit Agreement, dated as of February 8, 2006, among the Borrower, the Guarantors identified therein, the Lenders party thereto and the Administrative Agent.

Assigned Interest:

Aggregate Committed Amount of Commitment/Loans (for all Lenders)	Amount Assigned of Commitment/Loans	Percentage Assigned of Commitment/Loans[1]
$	$	%

[3.	Trade Date: 2]

4.	Effective Date: [3]

[Signatures on Following Page]

[1]	Set forth, to at least 9 decimals, as a percentage of the aggregate Commitment/Loans of all Lenders being assigned.
[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[3]	To be inserted by Administrative Agent and shall be the effective date of recordation of transfer in the register therefor.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]4 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:

By:
Name:
Title :] [5]

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of other parties (i.e., the Borrower and/or the L/C Issuer) is required by the terms of the Credit Agreement.

Annex 1

to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, the Guarantors, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower or the Guarantors, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (v) if it is a Foreign Lender, it has delivered (or will promptly deliver) to the Administrative Agent and the Borrower any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that accrue from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. THIS ASSIGNMENT AND ASSUMPTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Exhibit B

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Administrative Agent

Re:	Credit Agreement, dated as of February 8, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors identified therein, the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

1.	The undersigned hereby requests the following:

☐ a Committed Borrowing

☐ a continuation of Eurodollar Rate Loans	☐ a Committed Loan Conversion

2.	Date of Borrowing/conversion/continuation (which shall be a Business Day):

3.	Amount of Borrowing (in U.S. Dollars):

4. Type of Loan requested (select one):	☐ Base Rate Loan

☐ Eurodollar Rate Loan

5.	Interest Period for Eurodollar Rate Loans (select one):

☐ One Month	☐ Two Months	☐ Three Months	☐ Six Months

☐ Another Interest Period: (subject to consent of all Lenders)

The Borrower hereby represents and warrants that (a) after giving effect to the Committed Borrowings requested hereunder, this Committed Loan Notice complies with the proviso at the end of the first sentence of Section 2.01, (b) this Committed Loan Notice complies with the requirements of Section 2.02 of the Credit Agreement and (c) with respect to Requests for Credit Extensions, the conditions precedent contained in Section 4.02 of the Credit Agreement have been satisfied on and as of the date of the requested Credit Extension.

CBEYOND COMMUNICATIONS, LLC

By:
Name:
Title:

Exhibit C

FORM OF COMPLIANCE CERTIFICATE

                        ,

Financial	Statement Date:

To:	Bank of America, N.A., as Administrative Agent

Re:	Credit Agreement, dated as of February 8, 2006 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors identified therein, the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned Responsible Officer hereby certifies as of the date hereof that [he/she] is the                                  of the Parent, and that, as such, is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Parent, and that:

[Use following paragraph 1 for fiscal year-end financial statements:]

[1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Parent ended as of the date set forth above, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements:]

[1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Borrower ended as of the date set forth above. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.]

2. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true, accurate and complete on and as of the last day of the fiscal quarter of Parent most recently ended prior to the date of this Compliance Certificate. [The Parent is in compliance with each of the financial covenants contained in Section 6.12.] [The Parent is not in compliance with the following financial covenants contained in Section 6.12:]

3. [To the best knowledge of the undersigned during such fiscal period, no Default or Event of Default exists.]

[The following is a listing of Defaults or Events of Default existing as of the date hereof, including the nature and extent thereof and what action the applicable Loan Parties propose to take with respect thereto:]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                         ,             .

CBEYOND COMMUNICATIONS, INC.

By:
Name:
Title:

Schedule 1

to Compliance Certificate

FINANCIAL STATEMENTS AND RELATED DELIVERIES

(attached)

Schedule 2

to Compliance Certificate

COVENANT CALCULATIONS

Exhibit D

FORM OF NOTE

                , 200

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                         , its successors or registered assigns (the “Lender”), the Lender’s Committed Amount, or if less, the aggregate unpaid principal amount of all Loans owing to the Lender under the Credit Agreement, dated as of February 8, 2006 (as amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”) among CBEYOND COMMUNICATIONS, LLC, as Borrower, the Guarantors identified therein, the Lenders party thereto and BANK OF AMERICA, N.A., as Administrative Agent, in accordance with the provisions thereof.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender, at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (before as well as after judgment) computed at the applicable per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement and is entitled to the benefits thereof (including the Guaranties given in connection therewith) and is secured by the Collateral. This Note may be prepaid in whole or in part subject to the terms and conditions provided in the Credit Agreement. Loans made by the Lender may be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Upon the occurrence and continuation of an Event of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable as provided in the Credit Agreement, without diligence, presentment, protest and demand or notice of protest, demand, dishonor and non-payment of this Note, all of which are hereby waived by the Borrower, for itself and its successors and assigns.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CBEYOND COMMUNICATIONS, LLC

By:
Name:
Title:

Exhibit E

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”), dated as of February 8, 2006, is by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) on behalf of the Secured Parties (defined below).

W I T N E S S E T H

WHEREAS, a credit facility of Twenty-Five Million Dollars ($25,000,000) has been established in favor of CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company (the “Borrower”), pursuant to the terms of the Credit Agreement, dated as of the date hereof (as amended and modified, the “Credit Agreement”), among each of the Grantors, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent; and

WHEREAS, this Security Agreement is required under the terms of the Credit Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement. In addition, the following terms, which are defined in the UCC as in effect in the State of New York on the date hereof, are used as defined therein: Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Commingled Goods, Consumer Goods, Deposit Account, Document, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Proceeds, Software, Standing Timber, Supporting Obligation and Tangible Chattel Paper.

(b) As used herein:

“Collateral” has the meaning provided in Section 2 hereof.

“Copyright License” means any written agreement, naming any Grantor as licensor, granting any right under any Copyright including any thereof referred to in Schedule 1(b) attached hereto.

“Copyrights” means (a) all registered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Copyright Office including any thereof referred to in Schedule 1(b) attached hereto, and (b) all renewals thereof including any thereof referred to in Schedule 1(b) attached hereto.

“Patent License” means any agreement, whether written or oral, providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent, including any thereof referred to in Schedule 1(b) attached hereto.

“Patents” means (a) all letters patent of the United States or any other country and all reissues and extensions thereof, including any letters patent referred to in Schedule 1(b) attached hereto, and (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any thereof referred to in Schedule 1(b) attached hereto.

“Secured Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Swap Contract of any Loan Party to which a Lender or any Affiliate of a Lender is a party, (c) all obligations under any treasury management agreement between any Loan Party and any Lender or Affiliate of a Lender and (d) all costs and expenses incurred in connection with enforcement and collection of the Secured Obligations, including reasonable attorney fees.

“Secured Parties” means the holders of the Secured Obligations.

“Trademark License” means any agreement, written or oral, providing for the grant by or to a Grantor of any right to use any Trademark, including any thereof referred to in Schedule 1(b) attached hereto.

“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and the goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, or otherwise, including any thereof referred to in Schedule 1(b) attached hereto, and (b) all renewals thereof.

“UCC” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all personal property of the Grantors of whatever type or description, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”), including the following:

(a)	all Accounts;

(b)	all cash and currency;

2

(c)	all Chattel Paper;

(d)	those Commercial Tort Claims identified on Schedule 2(d) attached hereto;

(e)	all Copyrights;

(f)	all Copyright Licenses;

(g)	all Deposit Accounts;

(h)	all Documents;

(i)	all Equipment;

(j)	all Fixtures;

(k)	all General Intangibles;

(l)	all Instruments;

(m)	all Inventory;

(n)	all Investment Property;

(o)	all Letter-of-Credit Rights;

(p)	all Patents;

(q)	all Patent Licenses;

(r)	all Software;

(s)	all Supporting Obligations;

(t)	all Trademarks;

(u)	all Trademark Licenses; and

(v)	all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to (i) any property that is subject to a Lien securing purchase money Indebtedness or property subject to a capital lease, in each case as permitted under the Credit Agreement pursuant to documents that prohibit such Grantor from granting any other Liens in such property or (ii) any lease, license or other contract if the grant of a security interest in such lease, license or contract in the manner contemplated by this Security Agreement, under the terms thereof and under applicable law, is prohibited and would result in the termination thereof; provided in each case that any such limitation on the security interests granted hereunder shall only apply to the extent that (A) after request by the Administrative Agent and reasonable efforts on the part of the applicable Grantor, consent from the relevant party or parties has not been obtained and (B) any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable law (including Debtor Relief Laws) or principles of equity.

3

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3. Provisions Relating to Accounts.

(a) Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any holder of the Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any holder of the Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any holder of the Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b) Once during each calendar year or at any time after the occurrence and during the continuation of an Event of Default, the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent’s request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts. At any time after the occurrence and during the continuation of an Event of Default, the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

4. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

(a) Legal Name; Chief Executive Office. As of the date hereof:

(i) Each Grantor’s exact legal name is (and for the prior five years or since its formation, whichever is longer, has been) and state of incorporation or formation, principal place of business and chief executive office are (and for the prior five months have been) as set forth on Schedule 4(a)(i) attached hereto.

(ii) Other than as set forth on Schedule 4(a)(ii) attached hereto, no Grantor has been party to a merger, consolidation or other change in structure or used any tradename in the prior five years.

4

(b) Ownership. Each Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same.

(c) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the Secured Parties, in the Collateral of such Grantor and, when properly perfected by filing, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

(d) Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or Standing Timber.

(e) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein, (iii) no Account of a Grantor is evidenced by any Instrument or Chattel Paper unless (A) such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the control of, the Administrative Agent or (B) the aggregate amount of all such Accounts is less than or equal to $5,000 and (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose.

(f) Inventory. No Inventory is held by any Person other than a Grantor pursuant to consignment, sale or return, sale on approval or similar arrangement.

(g) Copyrights, Patents and Trademarks.

(i) Schedule 1(b) attached hereto includes all material Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses owned by any Grantor in its own name, or to which any Grantor is a party, as of the date hereof.

(ii) To the best of each Grantor’s knowledge, each Copyright, Patent and Trademark of such Grantor is valid, subsisting, unexpired, enforceable and has not been abandoned.

(iii) Except as set forth in Schedule 1(b) attached hereto, none of such Copyrights, Patents and Trademarks is the subject of any licensing or franchise agreement.

(iv) To the best of each Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any such Copyright, Patent or Trademark.

(v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark, or that, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

(vi) All applications pertaining to the Copyrights, Patents and Trademarks of each Grantor have been duly and properly filed, and all registrations or letters pertaining to such Copyrights, Patents and Trademarks have been duly and properly filed and issued, and all of such Copyrights, Patents and Trademarks are valid and enforceable.

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(vii) No Grantor has made any assignment or agreement in conflict with the security interest in the Copyrights, Patents or Trademarks of each Grantor hereunder.

5. Covenants. Each Grantor covenants that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

(a) Other Liens. Such Grantor shall defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement.

(b) Preservation of Collateral. Such Grantor shall keep the Collateral in working order, condition and repair (ordinary wear and tear excepted) and not use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

(c) Instruments/Tangible Chattel Paper/Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, such Grantor shall ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent, is immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent. Such Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(d) Change in Structure, Location or Type. Such Grantor shall not, without providing ten days prior written notice to the Administrative Agent and without filing such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, change its name or state of formation or be party to a merger, consolidation or other change in structure or use any tradename other than as set forth on Schedule 4(a)(ii) attached hereto.

(e) Inspection. Such Grantor shall allow the Administrative Agent or its representatives to visit and inspect the Collateral as set forth in Section 6.10 of the Credit Agreement.

(f) Authorization. Such Grantor authorizes the Administrative Agent to prepare and file such UCC or other applicable financing statements (including amendment or renewal statements), or such other instruments as the Administrative Agent may from time to time reasonably deem necessary, appropriate or convenient in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, without such Grantor’s signature thereon. Such Grantor agrees that the collateral descriptions on any such UCC or other applicable financing statement may be broader or more general than the description of the Collateral under this Security Agreement. Further, such Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements or instruments, notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder,

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such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated. Such Grantor hereby agrees that a carbon, photographic or other reproduction of this Security Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same.

(g) Perfection of Security Interest. Such Grantor shall execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) and do all such other things as the Administrative Agent may reasonably deem necessary, appropriate or convenient (i) to assure to the Administrative Agent the effectiveness and priority of its security interests hereunder, including (A) such financing statements (including renewal statements), amendments and supplements or such other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 5(f)(i) attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 5(f)(ii) attached hereto and (D) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(f)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of a Grantor’s agents and the Administrative Agent so requests, such Grantor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s request, instruct them to hold all such Collateral for the account of the Secured Parties and subject to the Administrative Agent’s instructions. Each Grantor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

(h) Control. Execute and deliver all agreements, assignments, instruments or other documents as the Administrative Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(i) Collateral held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee, agent or processor of such Grantor, (i) notify the Administrative Agent of such possession or control, (ii) notify such Person of the Administrative Agent’s security interest in such Collateral, (iii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iv) use commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

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(j) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of a Grantor’s business or as required by law.

(k) Covenants Relating to Copyrights.

(i) Not do any act or knowingly omit to do any act whereby any material Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) notify the Administrative Agent immediately if it knows that any material Copyright may become injected into the public domain or of any adverse determination or development (including the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such Copyright or its validity; (C) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by a Grantor including filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any material Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder.

(l) Covenants Relating to Patents and Trademarks.

(i) (A) Continue to use each material Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

(ii) Not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated.

(iii) Notify the Administrative Agent and the Secured Parties immediately if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding a Grantor’s ownership of any Patent or Trademark or its right to register the same or to keep and maintain the same.

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(iv) Whenever a Grantor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, a Grantor shall report such filing to the Administrative Agent and the Secured Parties within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, a Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the security interest of the Administrative Agent and the Secured Parties in any Patent or Trademark and the goodwill and general intangibles of a Grantor relating thereto or represented thereby.

(v) Take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to obtain the relevant registration) and to maintain each material registration of the Patents and Trademarks, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(vi) Promptly notify the Administrative Agent and the Secured Parties after it learns that any material Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(vii) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder.

(m) New Patents, Copyrights and Trademarks. Promptly provide the Administrative Agent with (i) a listing of all applications, if any, for new Copyrights, Patents or Trademarks (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a duly executed Notice of Security Interest in Copyrights, (B) with respect to Patents, a duly executed Notice of Security Interest in Patents, (C) with respect to Trademarks, a duly executed Notice of Security Interest in Trademarks or (D) such other duly executed documents as the Administrative Agent may reasonably request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark that is the subject of such new application.

(n) Insurance. Insure, repair and replace the Collateral of such Grantor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Administrative Agent hereunder.

(o) Commercial Tort Claims.

(i) Promptly notify the Administrative Agent in writing of the initiation of any Commercial Tort Claim before any Governmental Authority by or in favor of such Grantor or any of its Subsidiaries.

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(ii) Execute and deliver such statements, documents and notices and do and cause to be done all such things as the Administrative Agent may reasonably deem necessary, appropriate or convenient, or as are required by law, to create, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claim.

6. Advances by Secured Parties. On failure of any Grantor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the Secured Parties may make for the protection of the security hereof or that may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis (subject to Section 25 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate for Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the Secured Parties on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The Secured Parties may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Administrative Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Administrative Agent and the Secured Parties with respect to the Secured Obligations, the Grantors shall pay the

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Administrative Agent and each of the Secured Parties all reasonable documented costs and expenses incurred by the Administrative Agent or any such holder of the Secured Obligations (including reasonable attorney fees and court costs) in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Secured Parties or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under Debtor Relief Laws. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least ten Business Days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent and the Secured Parties shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any holder of the Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent and the Secured Parties may further postpone such sale by announcement made at such time and place.

(b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, each Grantor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent. In addition, upon the occurrence of and Event of Default, and during the continuation thereof, the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Administrative Agent and the Secured Parties shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Administrative Agent and the Secured Parties from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorney fees suffered or incurred by the Administrative Agent or the Secured Parties (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

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(c) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Security Agreement, any other Credit Document, any other documents relating to the Secured Obligations, or as provided by law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agents and the Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the Secured Parties may have.

(e) Retention of Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 25 hereof), together with interest thereon at the Default Rate for Revolving Loans that are Base Rate Loans, together with the costs of collection and reasonable attorney fees. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may reasonably deem appropriate;

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(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(ix) to adjust and settle claims under any insurance policy relating thereto;

(x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(xi) to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate; and

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(xii) to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Performance by the Administrative Agent of Obligations. If any Grantor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Grantors on a joint and several basis (subject to Section 25 hereof).

(c) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof in connection with its resignation as Administrative Agent pursuant to Article X of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

(d) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

9. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

10. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement or other document relating to the Secured Obligations, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

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11. Release of Collateral. Upon request, the Administrative Agent shall promptly deliver to the Borrower (at the Borrower’s expense) appropriate release documentation to the extent the release of Collateral is permitted under, and on the terms and conditions set forth in, the Credit Agreement; provided that any such release, or the substitution of any of the Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Security Agreement as to any and all Collateral not expressly released or substituted, and this Security Agreement shall continue as a first priority lien (subject to Permitted Liens) on any and all Collateral not expressly released or substituted.

12. Costs and Expenses. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Grantors agree to promptly pay upon demand any and all reasonable costs and expenses (including reasonable attorney fees) of the Administrative Agent and the Secured Parties (a) as required under Section 10.04 of the Credit Agreement and (b) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any of the Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

13. Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Loan Documents). Upon such payment and termination, this Security Agreement shall be automatically terminated and the Administrative Agent and the Secured Parties shall, upon the request and at the expense of the Grantors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorney fees) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

14. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by written agreement between the Administrative Agent and each of the Grantors.

15. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the Requisite Lenders under the Credit Agreement. To the fullest extent permitted by law,

15

each Grantor hereby releases the Administrative Agent and each holder of the Secured Obligations, their respective successors, assigns, officers, attorneys, employees and agents, from any liability for any act or omission or any error of judgment or mistake of fact or of law relating to this Security Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such holder.

16. Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 10.02 of the Credit Agreement.

17. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

18. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

19. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Security Agreement may be brought in the state or federal courts located in New York, New York, and, by execution and delivery of this Security Agreement, each Grantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Grantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 16 hereof, such service to become effective three days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Grantor in any other jurisdiction.

(b) Each Grantor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

20. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS SECURITY AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. Severability. If any provision of this Security Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

16

22. Entirety. This Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

23. Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

24. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

25. Joint and Several Obligations of Grantors.

(a) Subject to subsection (c) of this Section 25, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b) Subject to subsection (c) of this Section 25, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state law).

[remainder of page intentionally left blank]

17

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

IN WITNESS WHEREOF, the Grantors have caused this Security Agreement to be executed by a Responsible Officer as of the date first above written.

GRANTORS:	CBEYOND COMMUNICATIONS, INC.,
a Delaware corporation

By:
Name:
Title:

CBEYOND COMMUNICATIONS, LLC, a
Delaware limited liability company

By:
Name:
Title:

CBEYOND LEASING, INC., a Delaware corporation

By:
Name:
Title:

CBEYOND LEASING, LP, a Delaware limited partnership

	By:	Cbeyond Communications, LLC, its
General Partner

By:
Name:
Title:

CBEYOND LEASING OF TEXAS, LLC, a Delaware
limited liability company

	By:	Cbeyond Leasing, LP, its Sole Member
	By:	Cbeyond Communications, LLC, its
General Partners

By:
Name:
Title:

CBEYOND COMMUNICATIONS, LLC

SECURITY AGREEMENT

CBEYOND HOLDINGS OF TEXAS, LLC, a
Delaware limited liability company

By:	Cbeyond Communications, LLC, its
Sole Member

By:
Name:
Title:
CBEYOND COMMUNICATIONS OF TEXAS, LP, a Delaware limited partnership

By:	Cbeyond Communications, LLC, its General
Partner

By:
Name:
Title:

CBEYOND COMMUNICATIONS, LLC

SECURITY AGREEMENT

Accepted and agreed to as of the date first above written.

Bank of America, N.A.,

as Administrative Agent

By:
Name:
Title:

CBEYOND COMMUNICATIONS, LLC

SECURITY AGREEMENT

SCHEDULES AND EXHIBITS

Schedule 1(b)	Intellectual Property

Schedule 2(d)	Commercial Tort Claims

Schedule 4(a)(i)	Legal Name, Jurisdiction of Formation or Organization, Principal Place of Business, Chief Executive Office

Schedule 4(a)(ii)	Mergers, Consolidations, Changes in Structure, Use of Tradenames

Exhibit 5(f)(i)	Form of Notice of Grant of Security Interest in Copyrights

Exhibit 5(f)(ii)	Form of Notice of Grant of Security Interest in Patents

Exhibit 5(f)(iii)	Form of Notice of Grant of Security Interest in Trademarks

EXHIBIT 5(f)(i)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement, dated as of February 8, 2006 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”), by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the copyrights and copyright applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,
[Grantor], a corporation

By:
Name:
Title:

Grantor’s Address:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 5(f)(ii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement, dated as of February 8, 2006 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”), by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the patents and patent applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the patents and patent applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[Grantor], a corporation

By:
Name:
Title:

Grantor’s Address:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT 5(f)(iii)

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement, dated as of February 8, 2006 (as the same may be amended, modified, extended or restated from time to time, the “Security Agreement”), by and among the Grantors party thereto (each an “Grantor” and collectively, the “Grantors”) and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the trademarks and trademark applications set forth on Schedule 1 attached hereto (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[Grantor], a corporation

By:
Name:
Title:

Grantor’s Address:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit F

SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (the “Guaranty”), is made as of                     , 200    , by                                          (collectively, “Guarantors” and each individually, a “Guarantor”), in favor of the Guarantied Parties defined below. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement.

WITNESSETH:

WHEREAS, CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company (the “Borrower”), each of the other Loan Parties signatory thereto, the Lenders (as defined therein) and BANK OF AMERICA, N.A., as Administrative Agent and Lender thereunder (the “Administrative Agent” and, collectively with the Lenders, the “Guarantied Parties”) are all parties to that certain Credit Agreement dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the terms of the Credit Agreement, the Guarantors are required to execute and deliver this Guaranty; and

WHEREAS, each of the Guarantors is a Subsidiary of the Parent; and

WHEREAS, the Borrower and the Guarantors are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Borrower has as one of its corporate purposes the obtaining of financing needed from time to time by the Guarantors, with the Borrower’s ability to obtain such financing being dependent, in part, on the successful operations of, and the properties owned by, the Guarantors; and

WHEREAS, the Guarantors have determined that their execution, delivery and performance of this Guaranty benefit, and are, respectively, within the corporate purposes and in the best interests of, the Guarantors; and

WHEREAS, as a condition to the extension of the Loans by the Lenders, the Guarantors have agreed to execute this Guaranty, guaranteeing the payment by the Borrower of the Obligations under the Notes, the Credit Agreement and the other Loan Documents; and

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the provisions of Section 8 hereof, each Guarantor hereby agrees, for the benefit of the Guarantied Parties, as follows:

1. Payment. Each Guarantor hereby unconditionally guarantees to the Guarantied Parties full and prompt payment when due whether at maturity, by acceleration or otherwise of all Obligations under the Credit Agreement, subject to Section 8 hereof (collectively referred to herein as the “Guarantied Obligations”).

2. Obligations Several. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Guarantied Parties, or any of them, for or in respect of the Guarantied Obligations or any part thereof, and regardless of whether or not any

Person or Persons now or hereafter responsible to the Guarantied Parties, or any of them, for the Guarantied Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty is and shall continue to be a several obligation, shall be a continuing guaranty and shall be operative and binding.

3. Guaranty Final. Upon the execution and delivery of this Guaranty to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by each Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting any Guarantor’s liability (other than as expressly set forth in Section 8 hereof), and no statement, representation, agreement or promise on the part of the Guarantied Parties, the Borrower, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect any Guarantor’s liability hereunder.

4. Amendment and Waiver. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

5. Dealings with Borrower. The Guarantied Parties, or any of them, may, from time to time, without exonerating or releasing any of the Guarantors in any way under this Guaranty, (i) take such further or other security or securities for the Guarantied Obligations or any part thereof as the Guarantied Parties, or any of them, may deem proper, consistent with the Credit Agreement, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Guarantied Obligations or any security or securities therefor or any part thereof now or hereafter held by the Guarantied Parties, or any of them, or (iii) consistent with the Credit Agreement, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of any of the Loan Documents, all as the Guarantied Parties, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Paragraph 6 hereof, it is understood that the Guarantied Parties, or any of them, may, without exonerating or releasing any Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Guarantied Obligations and accept or make any compositions or arrangements, and realize upon any security for the Guarantied Obligations when, and in such manner, as the Guarantied Parties, or any of them, may deem expedient, consistent with the Credit Agreement, all without notice to any Guarantor, except as required by applicable law.

6. Guaranty Unconditional. Each Guarantor acknowledges and agrees that no change in the nature or terms of the Guarantied Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Guarantied Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of each Guarantor and the Guarantied Parties that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, each Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Guarantied Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Guarantied Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between the Borrower and the Guarantied Parties, or any of them, or any other guarantor or surety, and each Guarantor, to the extent permitted by applicable law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

7. Set-off. The Guarantied Parties, or any of them, may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor, if the Borrower shall not have timely paid its Guarantied Obligations, set off and appropriate any property, balances, credit accounts or moneys of such Guarantor (other than those held in a trust) in the possession of the Guarantied Parties, or any of them, or under the control of any of them for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Administrative Agent, to be held and applied to the Guarantied Obligations by the Administrative Agent in accordance with the Credit Agreement, and each Guarantor hereby grants to the Guarantied Parties, a security interest in all such property. The Administrative Agent shall give written notice to the Borrower of the exercise of any of the foregoing rights within one (1) Business Day following the exercise thereof.

8. Maximum Guaranteed Amount. The creation or existence from time to time of Guarantied Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized by each Guarantor, without notice to such Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Guarantied Parties, or any of them, herein. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor hereunder, under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state law).

9. Bankruptcy. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or any Subsidiary of the Borrower (other than the Guarantors) or of any surety or guarantor for the Guarantied Obligations, the rights of the Guarantied Parties, or any of them, against each Guarantor shall not be affected or impaired by the omission of the Guarantied Parties, or any of them, to prove its or their claim, as appropriate, and the Guarantied Parties may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Guarantied Parties, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Guarantied Parties of each Guarantor.

10. Application of Payments. Any amount received by the Guarantied Parties, or any of them, from whatsoever source and applied toward the payment of the Guarantied Obligations shall be applied in such order of application as is set forth in the Credit Agreement.

11. Waivers by Guarantor. Each Guarantor hereby expressly waives, to the extent permitted by applicable law: (a) notice of acceptance of this Guaranty, (b) notice of the existence or creation of all or any of the Guarantied Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever and (d) all diligence in collection or protection of or realization upon the Guarantied Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, and (e) all rights of subrogation, indemnification, contribution and reimbursement against the Borrower, all rights to enforce any remedy the Guarantied Parties, or any of them, may have against the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Guarantied Parties, or any of them, in respect of the Guarantied Obligations, in each case, that such Guarantor may have at any time. Any rights or benefits of the Guarantors set forth in subsection (e) above are expressly subordinated to the prior payment, observance and performance in full of the Guarantied Obligations and each Guarantor shall withhold exercise of any such right or benefit until the Guarantied Obligations shall have been paid in full and all Commitments shall have been terminated. Any money received by any Guarantor in violation of the immediately preceding sentence shall be held in trust by such Guarantor for the benefit of the Guarantied Parties. If a claim is ever made upon the Guarantied Parties, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Guarantied Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Guarantied Obligations, and such Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

12. Assignment by the Guarantied Parties. To the extent permitted under the Credit Agreement, the Guarantied Parties may each, and without notice of any kind, except as otherwise required by the Credit Agreement, sell, assign or transfer all or any of the Guarantied Obligations. Except as may be permitted by the Credit Agreement, each Guarantor shall not assign its rights or obligations under this Guaranty without the consent of the Administrative Agent, nor shall any Guarantor amend this Guaranty, without the consent of the Required Lenders. In the event of an assignment permitted hereunder, each and every immediate and successive permitted assignee, transferee, or holder of all or any of the Guarantied Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits. This Guaranty shall be binding upon each Guarantor, each Guarantor’s successors and permitted assigns and inure to the benefit of such successors and assigns.

13. Remedies Cumulative. No delay by the Guarantied Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guarantied Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Guarantied Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Guarantied Obligations shall include, without limitation, all Guarantied Obligations of the Borrower to the Guarantied Parties notwithstanding any right or power of any third party, individually or in the name of the Borrower or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

14. Miscellaneous. This is a Guaranty of payment and not of collection. In the event of a demand upon any Guarantor under this Guaranty, each Guarantor shall be held and bound to the Guarantied Parties directly as debtor in respect of the payment of the amounts hereby guaranteed. All reasonable costs and expenses, including reasonable attorney fees and expenses, incurred by the Guarantied Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Guarantied Obligations guaranteed hereby. Any notice or demand which the Guarantied Parties, or any of them, may wish to give shall be served upon such Guarantor in the fashion prescribed for notices in Section 10.02 of the Credit Agreement in care of the Borrower at the address for the Borrower set forth in or otherwise provided pursuant to Section 10.02 of the Credit Agreement, and the notice so sent shall be deemed to be served as set forth in Section 10.02 of the Credit Agreement.

15. Governing Law. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Guaranty, each Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. The Guarantor hereby agrees, to the extent permitted by applicable law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower, as set forth in or otherwise provided pursuant to Section 10.02 of the Credit Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction.

17. Waiver of Jury Trial. EACH GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS GUARANTY.

18. Time of the Essence. Time is of the essence with regard to each Guarantor’s performance of its obligations hereunder.

19. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Administrative Agent” shall be a reference to the Administrative Agent for the benefit of all the Guarantied Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Guarantied Parties.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

[The Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be executed by a Responsible Officer as of the date first above written.

GUARANTORS	__________________________________________________,

	a	____________________________________________

By:
Name:
Its:

Exhibit G

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of February 8, 2006, is by and among the parties identified as “Pledgors” on the signature pages hereto and such other parties as may become Pledgors hereunder after the date hereof (individually a “Pledgor”, and collectively the “Pledgors”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (defined below).

WITNESSETH

WHEREAS, a credit facility of Twenty-Five Million Dollars ($25,000,000) has been established in favor of CBEYOND COMMUNICATIONS, LLC, a Delaware corporation (the “Borrower”), pursuant to the terms of that Credit Agreement, dated as of the date hereof (as amended and modified, the “Credit Agreement”), among each of the Pledgors, the Lenders identified therein, and Bank of America, N.A., as Administrative Agent; and

WHEREAS, this Pledge Agreement is required under the terms of the Credit Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement. In addition, the following terms, which are defined in the UCC as in effect in the State of New York on the date hereof, are used herein as so defined: Accession, Financial Asset, Proceeds and Security. As used herein:

“Pledged Collateral” has the meaning provided in Section 2 hereof.

“Pledged Shares” has the meaning provided in Section 2 hereof.

“Secured Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (b) all obligations under any Swap Contract between any Loan Party and any Lender or any Affiliate of a Lender to the extent permitted under the Credit Agreement, (c) all obligations under any treasury management agreement between any Loan Party and any Lender or any Affiliate of a Lender and (d) all costs and expenses incurred in connection with enforcement and collection of the Secured Obligations, including reasonable attorney fees.

“Secured Parties” means the holders of the Secured Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code, as in effect from time to time in the State of New York.

2. Pledge and Grant of Security Interest. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Pledgor hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set-off against, any and all right, title and interest of such Pledgor in and to the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Pledged Collateral”):

(a) Pledged Shares. 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of each Subsidiary set forth on Schedule 2(a) attached hereto (as such schedule may be updated from time to time), together with the certificates (or other agreements or instruments), if any, representing such Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto (collectively, together with the Equity Interests described in Section 2(b) and 2(c) below, the “Pledged Shares”), including the following:

(A) all shares, securities, membership interests or other equity interests representing a dividend on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder of, or otherwise in respect of, the Pledged Shares; and

(B) without affecting the obligations of the Pledgors under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger involving the issuer of any Pledged Shares and in which such issuer is not the surviving entity, all Equity Interests of the successor entity formed by or resulting from such consolidation or merger.

(b) Additional Shares. 100% (or, if less, the full amount owned by such Pledgor) of the issued and outstanding Equity Interests owned by such Pledgor of any Person that hereafter becomes a Subsidiary, including the certificates (or other agreements or instruments) representing such Equity Interests.

(c) Accessions and Proceeds. All Accessions and all Proceeds of any and all of the foregoing.

Without limiting the generality of the foregoing, it is hereby specifically understood and agreed that a Pledgor may from time to time hereafter deliver additional Equity Interests to the Administrative Agent as collateral security for the Secured Obligations. Upon delivery to the Administrative Agent, such additional Equity Interests shall be deemed to be part of the Pledged Collateral of such Pledgor and shall be subject to the terms of this Pledge Agreement whether or not Schedule 2(a) is amended to refer to such additional Equity Interests.

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3. Security for Secured Obligations. The security interest created hereby in the Pledged Collateral of each Pledgor constitutes continuing collateral security for all of the Secured Obligations.

4. Delivery of the Pledged Collateral. Each Pledgor hereby agrees that:

(a) Such Pledgor shall deliver to the Administrative Agent (i) simultaneously with or prior to the execution and delivery of this Pledge Agreement, all certificates representing the Pledged Shares of such Pledgor and (ii) promptly upon the receipt thereof by or on behalf of a Pledgor, all other certificates and instruments constituting Pledged Collateral of a Pledgor. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral of a Pledgor shall be held in trust by such Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a) attached hereto.

(b) Additional Securities. If such Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock splits, spin-off or split-off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then such Pledgor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Administrative Agent, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to the Administrative Agent in the exact form received together with any necessary endorsement and/or appropriate stock power duly executed in blank, substantially in the form provided in Exhibit 4(a), to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

(c) Financing Statements. Each Pledgor authorizes the Administrative Agent to prepare and file such UCC or other applicable financing statements (including amendment or renewal statements), as the Administrative Agent may deem necessary or appropriate in order to perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor. Each Pledgor agrees that the collateral descriptions on any such UCC or other applicable financing statement may be broader or more general than the description of the Pledged Collateral under this Pledge Agreement.

5. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated:

(a) Authorization of Pledged Shares. The Pledged Shares are duly authorized and validly issued, are fully paid and nonassessable and are not subject to the preemptive rights of any Person.

(b) Title. Each Pledgor has good and indefeasible title to the Pledged Collateral of such Pledgor and will at all times be the legal and beneficial owner of such Pledged Collateral free and clear of any Lien, other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to the Pledged Shares of such Pledgor.

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(c) Exercising of Rights. The exercise by the Administrative Agent of its rights and remedies hereunder will not violate any law or governmental regulation or any material contractual restriction binding on or affecting a Pledgor or any of its property.

(d) Pledgor’s Authority. No authorization, approval or action by, and no notice or filing with any Governmental Authority or with the issuer of any Pledged Stock is required either (i) for the pledge made by a Pledgor or for the granting of the security interest by a Pledgor pursuant to this Pledge Agreement (except as have been already obtained or made) or (ii) for the exercise by the Administrative Agent or the Secured Parties of their rights and remedies hereunder (except as may be required by laws affecting the offering and sale of securities).

(e) Security Interest/Priority. This Pledge Agreement creates a valid security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Pledged Collateral. The delivery to the Administrative Agent of certificates evidencing the Pledged Collateral (to the extent such Pledged Collateral is evidenced by certificates) of such Pledgor, together with duly executed stock powers in respect thereof, will perfect and establish the first priority of the Administrative Agent’s security interest in any certificated Pledged Collateral that constitutes a Security. The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of such Pledgor or obtaining “control” over such interests in accordance with the provisions of Section 8-106 of the UCC will perfect and establish the first priority of the Administrative Agent’s security interest in any uncertificated Pledged Collateral of such Pledgor that constitutes a Security. The filing of appropriate UCC financing statements in the appropriate filing offices in the jurisdiction of organization of such Pledgor will perfect and establish the first priority of the Administrative Agent’s security interest in any Pledged Collateral of such Pledgor that does not constitute a Security. Except as set forth in this Section 5(e), no action is necessary to perfect the security interests granted by such Pledgor under this Pledge Agreement.

(f) Partnership and Membership Interests. Except as previously disclosed to the Administrative Agent, none of the Pledged Shares consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

(g) No Other Interests. No Pledgor owns any Equity Interests in any Subsidiary other than as set forth on Schedule 2(a) attached hereto, except for any Equity Interests that does not constitute Pledged Collateral hereunder.

6. Covenants. Each Pledgor hereby covenants, that so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Pledgor shall:

(a) Defense of Title. Warrant and defend title to and ownership of the Pledged Collateral of such Pledgor at its own expense against the claims and demands of all other parties claiming an interest therein, keep the Pledged Collateral free from all Liens, except for Permitted

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Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of Pledged Collateral of such Pledgor or any interest therein, except as permitted under the Credit Agreement and the other Loan Documents.

(b) Further Assurances. Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary and desirable or that the Administrative Agent may reasonably request in order to (i) perfect and protect the security interest created hereby in the Pledged Collateral of such Pledgor (including any and all action necessary to satisfy the Administrative Agent that the Administrative Agent has obtained a first priority perfected security interest in all Pledged Collateral); (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral of such Pledgor; and (iii) otherwise effect the purposes of this Pledge Agreement, including and if requested by the Administrative Agent, delivering to the Administrative Agent irrevocable proxies in respect of the Pledged Collateral of such Pledgor.

(c) Amendments. Not make or consent to any amendment or other modification or waiver with respect to any of the Pledged Collateral of such Pledgor or enter into any agreement or allow to exist any restriction with respect to any of the Pledged Collateral of such Pledgor other than pursuant hereto or as may be permitted under the Credit Agreement.

(d) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by such Pledgor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Collateral of such Pledgor.

(e) Issuance or Acquisition of Equity Interests. Not, without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may require, issue or acquire any Equity Interests consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a Security or a Financial Asset.

7. Advances by Secured Parties. On failure of any Pledgor to perform any of the covenants and agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent or the Secured Parties may make for the protection of the security hereof or may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Pledgors on a joint and several basis (subject to Section 26 hereof) promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate for Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Administrative Agent or the Secured Parties on behalf of any Pledgor, and no such advance or expenditure therefor, shall relieve the Pledgors of any default under the terms of this Pledge Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The Secured Parties may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or

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holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Pledgor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Pledged Collateral.

(b) Sale of Pledged Collateral. Upon the occurrence of an Event of Default and during the continuation thereof, without limiting the generality of this Section 8 and without notice, the Administrative Agent may, in its sole discretion, sell or otherwise dispose of or realize upon the Pledged Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Administrative Agent may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, any holder of the Secured Obligations may in such event, bid for the purchase of such securities. Each Pledgor agrees that, to the extent notice of sale shall be required by law and has not been waived by such Pledgor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to such Pledgor, in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least ten days before the time of such sale. The Administrative Agent shall not be obligated to make any sale of Pledged Collateral of such Pledgor regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c) Private Sale. Upon the occurrence of an Event of Default and during the continuation thereof, the Pledgors recognize that the Administrative Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Shares or any of the securities constituting Pledged Collateral and that the Administrative Agent may, therefore, determine to make one or more private sales of any such Pledged Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that the Administrative Agent shall have no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act. Each Pledgor further acknowledges and agrees that any offer to sell such Pledged Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York

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(to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such Pledged Collateral.

(d) Retention of Pledged Collateral. To the extent permitted under applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default, the Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Pledged Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.

(e) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency (subject to Section 26 hereof), together with interest thereon at the Default Rate for Loans that are Base Rate Loans, together with reasonable costs of collection and reasonable attorney fees. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Pledgors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

9. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Pledgor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Pledgor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Pledged Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Pledged Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Pledged Collateral;

(v) to direct any parties liable for any payment in connection with any of the Pledged Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

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(vi) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Pledged Collateral;

(vii) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Pledged Collateral;

(viii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Pledge Agreement and in order to fully consummate all of the transactions contemplated therein;

(ix) to exchange any of the Pledged Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(x) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Collateral into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Collateral or any part thereof may be sold pursuant to Section 8 hereof; and

(xi) to do and perform all such other acts and things as the Administrative Agent may reasonably deem appropriate or convenient in connection with the Pledged Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Pledge Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Pledged Collateral.

(b) Performance by the Administrative Agent of Obligations. If any Pledgor fails to perform any agreement or obligation contained herein, the Administrative Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgors on a joint and several basis (subject to Section 26 hereof).

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(c) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Pledged Collateral and any portion thereof in connection with its resignation as Administrative Agent pursuant to Article IX of the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Pledge Agreement in relation thereto.

(d) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Pledgors shall be responsible for preservation of all rights in the Pledged Collateral, and the Administrative Agent shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering the surrender of it to the Pledgors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Collateral.

(e) Voting Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing, to the extent permitted by law, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Pledgor or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; and

(ii) Upon the occurrence and during the continuance of an Event of Default and following the Administrative Agent’s delivery to such Pledgor of notice of its intent to exercise such rights, all rights of a Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to clause (i) of this subsection shall cease and all such rights shall thereupon become vested in the Administrative Agent, which shall then have the sole right to exercise such voting and other consensual rights.

(f) Dividend Rights in Respect of the Pledged Collateral.

(i) So long as no Event of Default shall have occurred and be continuing and subject to Section 4(b) hereof, each Pledgor may receive and retain any and all dividends (other than stock dividends and other dividends constituting Pledged Collateral addressed herein) or interest paid in respect of the Pledged Collateral to the extent they are allowed under the Credit Agreement.

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(ii) Upon the occurrence and during the continuance of an Event of Default:

(A) all rights of a Pledgor to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to clause (i) of this subsection shall cease and all such rights shall thereupon be vested in the Administrative Agent, which shall then have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

(B) all dividends and interest payments that are received by a Pledgor contrary to the provisions of clause (A) of this subsection shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor, and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the exact form received, to be held by the Administrative Agent as Pledged Collateral and as further collateral security for the Secured Obligations.

10. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

11. Application of Proceeds. Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Pledged Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement or other document relating to the Secured Obligations, and each Pledgor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

12. Release of Pledged Collateral. Upon request, the Administrative Agent shall promptly deliver to the Borrower (at the Borrower’s expense) appropriate release documentation to the extent the release of Pledged Collateral is permitted under, and on the terms and conditions set forth in, the Credit Agreement; provided that any such release, or the substitution of any of the Pledged Collateral for other Collateral, will not alter, vary or diminish in any way the force, effect, lien, pledge or security interest of this Pledge Agreement as to any and all Pledged Collateral not expressly released or substituted, and this Pledge Agreement shall continue as a first priority lien (subject to Permitted Liens) on any and all Pledged Collateral not expressly released or substituted.

13. Costs and Expenses. At all times hereafter, whether or not upon the occurrence of an Event of Default, the Pledgors agree to promptly pay upon demand any and all reasonable costs and expenses (including reasonable attorney fees) of the Administrative Agent and the Secured Parties (a) as required under Section 10.04 of the Credit Agreement and (b) as necessary to protect the Pledged Collateral or to exercise any rights or remedies under this Pledge Agreement or with respect to any of the Pledged Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

14. Continuing Agreement.

(a) This Pledge Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Secured Obligations remains outstanding

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and until all of the commitments relating thereto have been terminated (other than any obligations with respect to the indemnities and the representations and warranties set forth in the Loan Documents). Upon such payment and termination, this Pledge Agreement shall be automatically terminated and the Administrative Agent and the Secured Parties shall, upon the request and at the expense of the Pledgors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Pledgors evidencing such termination. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Pledge Agreement.

(b) This Pledge Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorney fees) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

15. Amendments and Waivers. This Pledge Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except by written agreement between the Administrative Agent and each of the Grantors.

16. Successors in Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Pledgor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, that none of the Pledgors may assign its rights or delegate its duties hereunder without the prior written consent of the Requisite Lenders under the Credit Agreement. To the fullest extent permitted by law, each Pledgor hereby releases the Administrative Agent and each holder of the Secured Obligations, their respective successors, assigns, officers, attorneys, employees and agents, from any liability for any act or omission or any error of judgment or mistake of fact or of law relating to this Pledge Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such holder.

17. Notices. All notices required or permitted to be given under this Pledge Agreement shall be given as provided in Section 10.02 of the Credit Agreement.

18. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Pledge Agreement to produce or account for more than one such counterpart.

19. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Pledge Agreement.

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20. Governing Law; Submission to Jurisdiction; Venue.

(a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Pledge Agreement may be brought in the state or federal courts located in New York, New York, and, by execution and delivery of this Pledge Agreement, each Pledgor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Pledgor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 17 hereof, such service to become effective three days after such mailing. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor in any other jurisdiction.

(b) Each Pledgor hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Pledge Agreement brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

21. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES TO THIS PLEDGE AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22. Severability. If any provision of this Pledge Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

23. Entirety. This Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Secured Obligations, or the transactions contemplated herein and therein.

24. Survival. All representations and warranties of the Pledgors hereunder shall survive the execution and delivery of this Pledge Agreement, the other Loan Documents and the other documents relating to the Secured Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

25. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Pledged Collateral (including real and other personal property owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have

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the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Pledge Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

26. Joint and Several Obligations of Pledgors.

(a) Subject to subsection (c) of this Section 26, each of the Pledgors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Pledgors and in consideration of the undertakings of each of the Pledgors to accept joint and several liability for the obligations of each of them.

(b) Subject to subsection (c) of this Section 26, each of the Pledgors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations arising under this Pledge Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Pledgors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Secured Obligations, the obligations of each Pledgor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other applicable Debtor Relief Law (including any comparable provisions of any applicable state law).

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Each of the parties hereto has caused a counterpart of this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGORS:	CBEYOND COMMUNICATIONS, INC., a Delaware corporation

By:

Name:

Title:

CBEYOND COMMUNICATIONS, LLC, a Delaware limited liability company

By:

Name:

Title:

CBEYOND LEASING, INC., a Delaware corporation

By:

Name:

Title:

CBEYOND LEASING, LP, a Delaware limited partnership

	By:	Cbeyond Communications, LLC, its
General Partner

By:

Name:

Title:

CBEYOND LEASING OF TEXAS, LLC, a Delaware limited liability company

	By:		Cbeyond Leasing, LP, its Sole Member
	By:		Cbeyond Communications, LLC, its
General Partners

By:

Name:

Title:

CBEYOND COMMUNICATIONS, LLC

PLEDGE AGREEMENT

CBEYOND HOLDINGS OF TEXAS, LLC, a Delaware limited liability company

By:	Cbeyond Communications, LLC, its
Sole Member

By:

Name:

Title:

CBEYOND COMMUNICATIONS OF TEXAS, LP, a Delaware limited partnership

By:	Cbeyond Communications, LLC, its General
Partner

By:

Name:

Title:

CBEYOND COMMUNICATIONS, LLC

PLEDGE AGREEMENT

Accepted and agreed to as of the date first above written.

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:

CBEYOND COMMUNICATIONS, LLC

PLEDGE AGREEMENT

SCHEDULES AND EXHIBITS

Schedule 2(a)	Pledged Stock

Exhibit 4(a)	Form of Stock Power

Schedule 2(a)

PLEDGED STOCK

Pledgor	Issuer	Number of Shares	Certificate Number	Percentage Ownership

CBEYOND COMMUNICATIONS, LLC	[Subsidiary]

[each Guarantor]	[Subsidiary]

Exhibit 4(a)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following shares of Equity Interests of                                 [ISSUER], a                          corporation:

No. of Shares	Certificate No.

and irrevocably appoints                                          its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

[HOLDER]

By:
Name:
Title: